     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1997



                                                      REGISTRATION NO. 333-19879

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------


                       EVANS WITHYCOMBE RESIDENTIAL, INC.
  (Exact name of guarantor of the Debt Securities and issuer of common stock, preferred stock and warrants as specified in its charter)



                MARYLAND                                86-0766008
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)               Identification Number)

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.
   (Exact name of issuer of the Debt Securities as specified in its charter)


                DELAWARE                                86-0766007
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)               Identification Number)

6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251, (602) 840-1040
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                STEPHEN O. EVANS
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       EVANS WITHYCOMBE RESIDENTIAL, INC.
                     6991 EAST CAMELBACK ROAD, SUITE A-200
                           SCOTTSDALE, ARIZONA 85251
                                 (602) 840-1040
(Name, address, including zip code and telephone number, including area code, of agent for service)

                         ------------------------------

                                    COPY TO:
                             KENNETH M. DORAN, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                             333 SOUTH GRAND AVENUE
                       LOS ANGELES, CALIFORNIA 90071-3197
                                 (213) 229-7000

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS AND RELATES TO REGISTRATION STATEMENT NO. 33-96756 PREVIOUSLY FILED BY THE COMPANY ON FORM S-3 AND DECLARED EFFECTIVE ON DECEMBER 8, 1995.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                    AMOUNT         PROPOSED MAXIMUM    PROPOSED MAXIMUM
                  TITLE OF                          TO BE          AGGREGATE PRICE    AGGREGATE OFFERING      AMOUNT OF
        SECURITIES TO BE REGISTERED               REGISTERED           PER UNIT         PRICE(1)(2)(3)     REGISTRATION FEE
EVANS WITHYCOMBE RESIDENTIAL, INC.(4)            $125,000,000                            $125,000,000         $98,485(6)
  Common Stock, $.01 par value(5)                                        N/A
  Preferred Stock, $.01 par value(7)
  Warrants(8)
  Guarantees of Debt Securities of Evans
  Withycombe Residential, L.P.
EVANS WITHYCOMBE RESIDENTIAL, L.P.               $200,000,000                            $200,000,000
  Debt Securities(9)                                                                        Total:
                                                                                         $325,000,000


(1) In no event will the aggregate maximum offering price of all securities registered under this Registration Statement exceed $325,000,000, of which the aggregate maximum offering price of Common Stock, Preferred Stock and Warrants registered under this Registration Statement will not exceed $125,000,000, and the aggregate maximum offering price of Debt Securities registered under this Registration Statement will not exceed $200,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) The proposed maximum offering price per unit has been omitted pursuant to Rule 457(o) and will be determined, from time to time, by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder.

(3) Estimated solely for purposes of computing the registration fee. No separate consideration will be received for securities as may from time to time be issued upon conversion or exchange of the securities registered hereunder.


(4) Pursuant to Rule 429(b), $125,000,000 principal amount of Common Stock and Preferred Stock and the Warrants being registered by Evans Withycombe Residential, Inc. (the "Company") are being carried forward from the Registration Statement on Form S-3 (Registration No. 33-96756).


(5) Subject to footnote (1), there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Company. There is also being registered hereunder an indeterminate number of shares of Common Stock that may be issued upon conversion of Preferred Stock registered hereunder or upon exercise of the Warrants registered hereunder.


(6) Pursuant to Rule 429(b), includes $37,879 of the $68,966 which was previously paid in connection with the filing of the Registration Statement on Form S-3 (Registration No. 33-96756). The remaining filing fee with respect to the Registration Statement of $60,606 was previously paid by the Registrants upon filing this Registration Statement.


(7) Subject to footnote (1), there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Company, or may be issued upon exercise of the Warrants registered hereunder.

(8) Subject to footnote (1), there is being registered hereunder an indeterminate number of Warrants representing rights to purchase Preferred Stock or Common Stock as may be sold, from time to time, by the Company.

(9) Subject to footnote (1), there is being registered hereunder an indeterminate number of Debt Securities as may be sold from time to time by Evans Withycombe Residential, L.P. (the "Operating Partnership"). Of the securities registered hereunder, the Operating Partnership will only issue and sell non-convertible debt securities.

                                EXPLANATORY NOTE


    This Registration Statement relates to securities which may be offered from time to time by Evans Withycombe Residential, Inc. (the "Company") and Evans Withycombe Residential, L.P., a majority-owned limited partnership subsidiary of the Company (the "Operating Partnership"). This Registration Statement contains a form of basic prospectus (the "Basic Prospectus") relating to both the Company and the Operating Partnership which will be used in connection with an offering of securities by the Company and/or the Operating Partnership. The specific terms of the securities to be offered will be set forth in a Prospectus Supplement relating to such securities.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
             PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH   , 1997

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH   , 1997)

    [LOGO]
                       EVANS WITHYCOMBE RESIDENTIAL, L.P.
                        $75,000,000    % NOTES DUE 2004
                        $50,000,000    % NOTES DUE 2007
                               ------------------

    The    % Notes due 2004 (the "2004 Notes") and the    % Notes due 2007 (the
"2007 Notes" and, together with the 2004 Notes, the "Notes"), offered hereby (the "Offering") are being issued by Evans Withycombe Residential, L.P., a Delaware limited partnership (the "Operating Partnership"), in aggregate principal amounts of $75,000,000 and $50,000,000, respectively. The Notes will mature on April 15, 2004 and April 15, 2007, respectively, and are redeemable at any time at the option of the Operating Partnership, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole Amount (as defined in "Description of the Notes--Optional Redemption"), if any. The Notes are not subject to any mandatory sinking fund. Interest on the Notes is payable semi-annually in arrears on each of April 15 and October 15, commencing October 15, 1997.

    Each series of Notes will be represented by a single fully-registered global note in book-entry form, without coupons (each a "Global Note"), registered in the name of the nominee of the Depository Trust Company ("DTC"). Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or persons that hold interests through participants (with respect to beneficial interests of beneficial owners). Owners of beneficial interests in the Global Notes will be entitled to physical delivery of Notes in definitive form equal in principal amount to their respective beneficial interest only under the limited circumstances described under "Description of Notes--Book-Entry System." Settlement for the Notes will be made in immediately available funds. The Notes will trade in DTC's Same-Day Funds Settlement System until maturity or until the Notes are issued in definitive form, and secondary market trading activity in the Notes will therefore settle in immediately available funds. All payments of principal and interest in respect of the Notes will be made by the Operating Partnership in immediately available funds. See "Description of the Notes--Same-Day Settlement and Payment."

    Following the application of the net proceeds of the Offering, the Notes will be effectively subordinated to $259.3 million of secured indebtedness. See "Description of the Notes--General."

    SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE NOTES.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
    THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                                                PROCEEDS TO
                                      PRICE TO            UNDERWRITING           OPERATING
                                     PUBLIC (1)           DISCOUNT (2)       PARTNERSHIP (1)(3)
Per 2004 Note.................          100%                   %                     %
Total.........................           $                     $                     $
Per 2007 Note.................          100%                   %                     %
Total.........................           $                     $                     $

(1) Plus accrued interest, if any, from March   , 1997.

(2) The Operating Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) Before deducting estimated expenses of $500,000 payable by the Operating Partnership.
                           --------------------------

    The Notes are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Global Note will be made in New York, New York on or about
           , 1997 against payment therefor in immediately available funds.
                           --------------------------

MERRILL LYNCH & CO.
                              GOLDMAN, SACHS & CO.
                                                               J.P. MORGAN & CO.
                                ---------------

          The date of this Prospectus Supplement is            , 1997

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THOSE ACTIVITIES, SEE "UNDERWRITING."

                            ------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                                                               PAGE
                                                                                                             ---------
Prospectus Supplement Summary..............................................................................        S-3
Business and Properties....................................................................................        S-7
Recent Developments........................................................................................       S-14
Use of Proceeds............................................................................................       S-15
Capitalization.............................................................................................       S-16
Selected Financial Information.............................................................................       S-18
Description of the Notes...................................................................................       S-22
Underwriting...............................................................................................       S-29
Legal Matters..............................................................................................       S-30

                                                      PROSPECTUS

Available Information......................................................................................          2
Incorporation of Certain Documents by Reference............................................................          3
Risk Factors...............................................................................................          3
The Company and the Operating Partnership..................................................................          6
Use of Proceeds............................................................................................          6
Consolidated Ratios of Earnings to Fixed Charges...........................................................          7
Description of Debt Securities.............................................................................          7
Description of the Capital Stock...........................................................................         19
Certain Provisions of Maryland Law and of the Company's Charter and Bylaws.................................         23
Description of Warrants....................................................................................         26
Federal Income Tax Considerations..........................................................................         27
Plan of Distribution.......................................................................................         28
Experts....................................................................................................         29
Legal Matters..............................................................................................         30

                         PROSPECTUS SUPPLEMENT SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT SUMMARY HAVE THE MEANINGS SET FORTH ELSEWHERE IN THE PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. UNLESS OTHERWISE INDICATED OR AS THE CONTEXT OTHERWISE REQUIRES, (A) REFERENCES TO THE "COMPANY" INCLUDE EVANS WITHYCOMBE RESIDENTIAL, INC., ITS PREDECESSOR, EVANS WITHYCOMBE, INC., AND ITS AFFILIATES, PREDECESSORS AND PARTNERS (COLLECTIVELY, "EVANS WITHYCOMBE"), EVANS WITHYCOMBE RESIDENTIAL, L.P. (THE "OPERATING PARTNERSHIP"), EVANS WITHYCOMBE FINANCE PARTNERSHIP, L.P. (THE "FINANCING PARTNERSHIP") AND EVANS WITHYCOMBE MANAGEMENT, INC. (THE "MANAGEMENT COMPANY") AND (B) REFERENCES TO THE OPERATING PARTNERSHIP INCLUDE THE FINANCING PARTNERSHIP.

                           THE OPERATING PARTNERSHIP

    Evans Withycombe Residential, L.P. (the "Operating Partnership") is one of the largest developers and managers of upscale apartment communities in Arizona and has expanded its operations into selected sub-markets in Southern California. The Operating Partnership's property portfolio consists of stabilized properties and properties under construction and in lease-up. The Operating Partnership owns and manages 44 stabilized multifamily apartment communities located in Arizona and six stabilized multifamily communities in Southern California, containing a total of 14,187 apartments, of which 12,125 are in Arizona and 2,062 are in Southern California. The 50 stabilized communities in Arizona and California are referred to herein as the "Stabilized Communities." See "Business and Properties--Communities." The Operating Partnership is also in the process of developing or expanding five apartment communities in Arizona with a total of 1,198 apartments (the "Communities Under Construction" and, together with the Stabilized Communities, the "Communities"). The Operating Partnership considers a property stabilized when it reaches the average occupancy level of multifamily apartment communities in its respective sub-market. The Operating Partnership has also entered into an agreement to purchase an additional apartment community in Southern California with 336 apartment units for a purchase price of $23.0 million, including the assumption of certain debt. The Operating Partnership also owns sites intended for the development of three additional multifamily apartment communities, and a site intended for the expansion of one of the Communities Under Construction, all of which are in Phoenix.

    Evans Withycombe Residential, Inc. (the "Company"), operates as a self-administered and self-managed real estate investment trust (a "REIT"). All of the Communities and other assets of the Company are held by, and all of the Company's operations are conducted through, the Operating Partnership (either directly or through subsidiaries). The Company is the sole general partner and also a limited partner of the Operating Partnership and owns an approximately 79.7% interest therein. To maintain the Company's qualification as a REIT while realizing income from its fee management and related service business, the Company's management operations are conducted through Evans Withycombe Management, Inc. (the "Management Company") pursuant to the terms of management agreements with the Operating Partnership and the Financing Partnership.

    The Operating Partnership's principal executive office is located at 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251, and its telephone number is (602) 840-1040.

                           THE STABILIZED COMMUNITIES

    The Stabilized Communities consist of 50 stabilized multifamily apartment communities located in the following metropolitan areas:

                                                                             NUMBER OF   PERCENT OF
METROPOLITAN AREA                                           COMMUNITIES     APARTMENTS    TOTAL(1)
-------------------------------------------------------  -----------------  -----------  -----------
Phoenix, Arizona.......................................             37           9,864         69.5%
Tucson, Arizona........................................              7           2,261         15.9%
Southern California....................................              6           2,062         14.6%
                                                                    --
                                                                            -----------       -----
                                                                    50          14,187        100.0%
                                                                    --
                                                                    --
                                                                            -----------       -----
                                                                            -----------       -----

------------------------

(1) The Operating Partnership has entered into agreements to sell three Communities in Arizona with a total of 863 units and to purchase one property in California with 336 units (see "Recent Developments--Other Recent Developments--Dispositions" and "--Expansion into Riverside/San Bernardino and San Diego"). In the event that the three dispositions and the acquisition are consummated, the total number of apartments would be 13,660 and the number of Communities, number of units and percent of total in each market would be as follows: Phoenix--34 Communities, 9001 Units, 65.9%; Tucson--7 Communities, 2,261 Units, 16.6%; Southern California--7 Communities, 2,398 Units, 17.6%.

    All of the Stabilized Communities are owned and operated by the Operating Partnership and have an average size of 284 units. The average size of the apartments in the Communities is 902 square feet. The Operating Partnership's goal is for each community to reflect the Operating Partnership's brand image as a market leader in its property type and geographical sub-market. Each Community is individually designed to suit the specific site characteristics and anticipated needs and desires of the residents. The Communities have been designed and constructed in an attempt to integrate the natural surroundings and architectural character of the neighborhood. The Communities are extensively landscaped to create inviting open spaces and to complement the building architecture. The objectives of the site layout and building design are to provide residents with premium views, convenient parking, easy access to amenities and a comfortable living environment.

                                  THE OFFERING

    All capitalized terms used herein and not defined herein shall have the meanings provided in "Description of the Notes." For a more complete description of the terms of the Notes specified in the following summary, see "Description of the Notes."

SECURITIES OFFERED................  $75,000,000 aggregate principal amount of    % Notes due
                                    2004 and $50,000,000 aggregate principal amount of    %
                                    Notes due 2007.

MATURITY..........................  The 2004 Notes will mature on April 15, 2004 and the
                                    2007 Notes will mature on April 15, 2007.

INTEREST PAYMENT DATES............  Semi-annually in arrears on each of April 15 and October
                                    15, commencing October 15, 1997.

RANKING...........................  The Notes will rank PARI PASSU with each other and with all the Operating Partnership's other unsecured and
                                    unsubordinated indebtedness, but will be effectively
                                    subordinated to $259.3 million of indebtedness that is
                                    secured by mortgages on 32 of the Operating
                                    Partnership's Communities. See "Capitalization."

USE OF PROCEEDS...................  The net proceeds to the Operating Partnership from this
                                    Offering will be used to repay indebtedness outstanding
                                    under the Operating Partnership's $225 million unsecured
                                    revolving credit facility ("Revolving Credit Facility").
                                    At February 28, 1997, there was approximately $155
                                    million outstanding on the Revolving Credit Facility
                                    with an effective interest rate of 6.94%.

LIMITATIONS ON INCURRENCE OF TOTAL
  DEBT............................  The Operating Partnership and its Subsidiaries (as
                                    defined) will not incur any Debt (as defined) (other
                                    than Intercompany Debt (as defined)) if, after giving
                                    effect thereto, the aggregate principal amount of all
                                    outstanding Debt is greater than 60% of Total Assets (as
                                    defined).

LIMITATIONS ON INCURRENCE OF
  SECURED DEBT....................  In addition to the foregoing limitation on the incurrence of Debt, the Operating Partnership and its
                                    Subsidiaries will not incur any Secured Debt (as
                                    defined) if, after giving effect thereto, the aggregate
                                    principal amount of all outstanding Secured Debt is
                                    greater than 40% of Total Assets (as defined).

DEBT SERVICE COVERAGE.............  In addition to the foregoing limitation on the incurrence of Debt, the Operating Partnership and its
                                    Subsidiaries will not incur any Debt, other than
                                    Intercompany Debt, if the ratio of Consolidated Income
                                    Available for Debt Service (as defined) to the Annual
                                    Debt Service Charge (as defined) for the four
                                    consecutive fiscal quarters most recently ended prior to
                                    the date of the incurrence of such additional Debt, is
                                    less than 1.5 to 1, on a pro forma basis after giving
                                    effect to the incurrence of such Debt and to the
                                    application of the proceeds therefrom, as calculated
                                    based on certain assumptions described below under

                                    "Description of the Notes--Additional Covenants of the
                                    Operating Partnership--Debt Service Coverage."

MAINTENANCE OF TOTAL UNENCUMBERED
  ASSETS..........................  The Operating Partnership shall maintain at all times
                                    Total Unencumbered Assets (as defined) of not less than
                                    150% of the aggregate outstanding principal amount of
                                    the Unsecured Debt (as defined).

OPTIONAL REDEMPTION...............  The Notes are redeemable at any time at the option of the Operating Partnership, in whole or in part, at a
                                    redemption price equal to the sum of (i) the principal
                                    amount of the Notes being redeemed plus accrued interest
                                    to the redemption date and (ii) the Make-Whole Amount
                                    (as defined), if any. See "Description of the
                                    Notes--Optional Redemption."

                            BUSINESS AND PROPERTIES

OVERVIEW

    The Operating Partnership is managed by its general partner, the Company, a self-administered and self-managed equity REIT that was founded in 1977 (Evans Withycombe's initial public offering (the "IPO") was in August 1994; its predecessor entities were founded in 1977). Since its inception, the Company has focused on the development, acquisition, management and ownership of upscale multifamily apartment communities in Phoenix and Tucson, Arizona. During the last two years, the Operating Partnership has expanded its focus to include selected sub-markets in Southern California. Since 1977, the Company, through the Operating Partnership and its predecessor entities, has developed 47 properties consisting of 10,663 apartments and acquired 36 properties consisting of an additional 9,662 apartments, some of which were selectively sold over the past several years.

    The Operating Partnership's current portfolio consists of the following Stabilized Communities and Communities Under Construction and in Lease Up at February 28, 1997:

    - STABILIZED COMMUNITIES. The Operating Partnership owns and manages 44 Stabilized Communities located in the Phoenix and Tucson metropolitan areas, containing a total of 12,125 apartments. In addition, the Company owns and manages six Stabilized Communities in the Southern California submarkets of San Bernardino/Riverside and San Diego, which contain a total of 2,062 apartments.

    - COMMUNITIES UNDER CONSTRUCTION AND IN LEASE UP. The Operating Partnership owns five apartment Communities Under Construction in Arizona with a total of 1,198 apartments. Four of these communities are new developments and one is an expansion of an existing Community owned by the Operating Partnership.

BUSINESS STRATEGIES

    The Operating Partnership's business strategy is to improve cash flow from Stabilized Communities through intensive management focusing on maintaining resident satisfaction and retention, increasing rents, maintaining high community occupancy levels and controlling operating expenses. The Operating Partnership's strategy is also to develop and acquire multifamily properties which will provide both favorable initial returns and long-term growth prospects.

- MANAGEMENT OF EXISTING PROPERTIES. The Operating Partnership believes that favorable supply and demand conditions will result in improving cash flow from existing properties in Phoenix, Tucson and Southern California and through the Operating Partnership's property management programs. The property management team for each apartment community includes on-site management and maintenance personnel. The property management teams perform leasing and rent collection functions and coordinate resident services. All personnel are extensively trained and are encouraged to continue their education through both Operating Partnership-sponsored and outside training. Property management personnel utilize state-of-the-art on-site computer management systems to assist in the timely leasing of vacant apartments, collection of rents, maintenance management and delivery of services to the apartment residents.

- CUSTOMER SERVICE FOCUS. The focus of the Operating Partnership's on-site management program is on providing prompt, courteous and responsive service to its residents. The Operating Partnership believes that a strong resident retention program emphasizing customer service reduces the Operating Partnership's turnover rate and encourages residents to refer new customers. The Operating Partnership solicits resident feedback and responds to maintenance requests on a same day basis and provides 24-hour-a-day emergency maintenance services.

- PREVENTIVE MAINTENANCE PROGRAMS. The Operating Partnership conducts periodic capital and preventive maintenance programs at each Community. In addition, periodic preventive maintenance checks are made in each apartment pursuant to which appliances, heating and cooling systems and apartment interiors are inspected and serviced as necessary. The Operating Partnership believes that these programs lower operating costs over the life of the Communities, increase the long-term value and maintain the upscale market position of the Communities.

- DEVELOPMENT STRATEGY. The Operating Partnership seeks to develop properties in markets where it discerns a strong demand and where it anticipates attractive rates of return. The Operating Partnership develops its Communities in markets where resident profiles justify the development of high quality apartments offering extensive resident amenities and services. In evaluating whether to develop an apartment community in a particular location, the Operating Partnership analyzes relevant demographic, economic and financial data. Specifically, the Operating Partnership considers the following factors, among others, in determining the viability of a potential new apartment community:
  (i) income levels and employment growth trends in the relevant market, (ii) uniqueness of location, (iii) household growth and net migration of the relevant market's population, (iv) supply/demand ratio, competitive housing alternatives, sub-market occupancy and rent levels and (v) barriers to entry which would limit competition. The development risk is minimized by having fixed price construction contracts in place before starting construction; acquiring land only after entitlements are in place; maintaining adequate contingency reserves; and underwriting new projects at current market rents. The Operating Partnership currently intends to develop apartment communities in select sub-markets in Phoenix and intends to develop communities in its California sub-markets when economic conditions warrant. See "--Communities Under Construction."

- ACQUISITION STRATEGY. The Operating Partnership believes that it is well positioned to take advantage of market timing opportunities in certain Southern California markets, including San Diego and Riverside/ San Bernardino, which will permit it to acquire existing apartment properties at favorable prices. The Operating Partnership focuses on properties with below market occupancies and rents, so that it can benefit both from property repositioning and market improvements. The target acquisition properties will often be under-managed, but fundamentally sound properties. Improvements to landscaping, recreational amenities, and apartment interiors, coupled with more effective management and marketing may result in significant revenue increases over revenue levels at the time of acquisition. Such repositioning may require substantial expenditures for capital improvements, refurbishments and marketing.

  The Operating Partnership believes that the Company's status as a publicly traded REIT will enhance its ability to acquire properties or development sites by providing property sellers a means to defer federal income taxes on gains through the issuance of units of partnership interest in the Operating Partnership ("Units") as consideration for the acquisition. Units were utilized in the acquisition of Acacia Creek during the first quarter of 1995 and The Ashton during the fourth quarter of 1995. In addition, the Operating Partnership's and the Company's access to the capital market allows for additional financing flexibility for acquisitions.

- DISPOSITION STRATEGY. The Operating Partnership may, from time to time, elect to sell certain of its properties or exchange such properties for other properties in a tax-free exchange when it believes that such resources could be better allocated elsewhere.

- THIRD PARTY FEE MANAGEMENT BUSINESS. The Operating Partnership succeeded to the third party property management activities of its predecessor. Although it contributes a small part of the Operating Partnership's revenues, the Management Company continues to manage multifamily properties owned by third parties. The fee management business is highly competitive and fragmented. The Operating Partnership's competitors include a variety of local, regional and national firms with no one firm controlling a significant market share in the Operating Partnership's markets. The Operating Partnership will take advantage of its reputation and experience as a property manager and accept property management assignments that it expects to be profitable and which complement the Operating Partnership's property portfolio.

    Effective March 1, 1997, the Operating Partnership entered into an agreement to manage four apartment communities located in Phoenix, Arizona containing approximately 570 units increasing the third party fee managed portfolio to nine apartment communities containing approximately 1,800 units.

    The Operating Partnership's business strategies stated above include estimates and forward-looking statements and prospects regarding, among other things, the stability of occupancy and rent levels in the Operating Partnership's markets and its ability to acquire existing apartment communities at favorable prices. This forward-looking information involves risks and uncertainties that could significantly impact the Operating Partnership's ability to successfully implement these strategies. Among the factors that could cause actual results to differ materially from the forward-looking statements above are: the timing of the Operating Partnership's acquisitions and planned development of new, and expansion of existing, communities; the actual costs associated with such acquisitions and developments; the demand for apartments in its markets; the strength of the local economies; and the Operating Partnership's ability to successfully expand its operations into selected submarkets of Southern California, markets in which it did not have any operating experience prior to 1995. See "Risk Factors" in the accompanying Prospectus.

COMMUNITIES

    The Operating Partnership's goal is for each Community to be a market leader in its property type and geographical sub-market. Each Community is individually designed to suit the specific site characteristics and anticipated needs and desires of the residents. The Communities have been designed and constructed in an attempt to integrate them with the natural surroundings and architectural character of the neighborhood. The Communities are landscaped to create an inviting atmosphere starting with the first approach to the properties. Landscaping is designed to complement the building architecture, and provide residents with attractive open spaces. The objectives of the site layout and building design are to provide residents with premium views, convenient parking, easy access to amenities and a comfortable living environment. After completion of the Communities Under Construction, the average age of the Communities will be seven years.

    STABILIZED COMMUNITIES

    The following sets forth certain information regarding the current Stabilized Communities. All of the Communities are owned 100% in fee by the Operating Partnership. For a description of liens on certain of the Communities listed below, see "Schedule III--Real Estate Investments and Accumulated Depreciation" on page F-19 of the Form 10/A incorporated by reference into the accompanying Prospectus.

                                                                                        AVERAGE    AVERAGE
                                                                                         UNIT     PHYSICAL      PHYSICAL
                                                                                         SIZE     OCCUPANCY   OCCUPANCY AS
                                              NUMBER OF    DEVELOPED/   YEAR DEVELOPED  (SQUARE    DURING     OF DECEMBER
STABILIZED COMMUNITIES              CITY      APARTMENTS    ACQUIRED     OR ACQUIRED     FEET)     1996(1)    31, 1996(1)
------------------------------  ------------  ----------   -----------  --------------  -------   ---------   ------------
PHOENIX:
Acacia Creek..................   Scottsdale        508        Acquired       1995          910       97%           98%
Bayside at the Islands........    Gilbert          272       Developed       1988          870       93%           94%
Country Brook (2).............    Chandler         396         Acq/Dev  1991/1993/1996     961       93%           92%
Deer Creek Village............    Phoenix          308        Acquired       1991          819       97%           92%
Gateway Villas................    Phoenix          180       Developed       1995          998       96%           97%
Greenwood Village.............     Tempe           270        Acquired       1993          884       96%           93%
Heritage Point................      Mesa           148        Acquired       1994          773       95%           91%
La Mariposa...................      Mesa           222        Acquired       1990          928       95%           93%
La Valencia...................      Mesa           361        Acquired       1990          950       92%           87%
Ladera........................    Phoenix          248       Developed       1996        1,012       95%           98%
Little Cottonwoods............     Tempe           379     Acq/Acq/Dev    1989/89/90     1,023       91%           85%
Los Arboles (3)...............    Chandler         232       Developed       1985          851       95%           92%
Mirador.......................    Phoenix          316       Developed       1996          987       85%           94%

                                                                                        AVERAGE    AVERAGE
                                                                                         UNIT     PHYSICAL      PHYSICAL
                                                                                         SIZE     OCCUPANCY   OCCUPANCY AS
                                              NUMBER OF    DEVELOPED/   YEAR DEVELOPED  (SQUARE    DURING     OF DECEMBER
STABILIZED COMMUNITIES              CITY      APARTMENTS    ACQUIRED     OR ACQUIRED     FEET)     1996(1)    31, 1996(1)
------------------------------  ------------  ----------   -----------  --------------  -------   ---------   ------------
Miramonte.....................   Scottsdale        151       Developed       1983          782       98%           99%
Morningside...................   Scottsdale        160        Acquired       1992        1,019       95%           99%
Mountain Park Ranch...........    Phoenix          240       Developed       1995          961       93%           93%
Park Meadow (2)...............    Gilbert          224         Acq/Dev    1992/1996        880       96%           93%
Preserve at Squaw Peak........    Phoenix          108        Acquired       1991          952       96%           90%
Promontory Pointe (5).........    Phoenix          424         Acq/Dev    1988/1997        986       91%           83%
Rancho Murietta...............     Tempe           292        Acquired       1995          866       97%           87%
Scottsdale Courtyards.........   Scottsdale        274       Developed       1993        1,044       97%          100%
Scottsdale Meadows............   Scottsdale        168       Developed       1984          888       95%           99%
Shadow Brook..................    Phoenix          224        Acquired       1993        1,010       97%           98%
Shores at Andersen Springs....    Chandler         299       Developed    1989/1993        889       97%           97%
Silver Creek..................    Phoenix          174        Acquired       1991          775       98%           97%
Sonoran.......................    Phoenix          429       Developed       1995          965       93%           89%
Sun Creek.....................    Glendale         175        Acquired       1993          762       98%           98%
Superstition Vista............      Mesa           316        Acquired       1995          950       97%           96%
The Enclave...................     Tempe           204       Developed       1995          952       97%          100%
The Heritage..................    Phoenix          204       Developed       1995          973       93%           92%
The Ingleside.................    Phoenix          120       Developed       1995          987       96%           94%
The Meadows...................      Mesa           306        Acquired       1987          809       94%           92%
The Palms.....................    Phoenix          132       Developed       1990        1,026       93%           96%
The Pines.....................      Mesa           194        Acquired       1992          887       96%           94%
Towne Square (2)..............    Chandler         584         Acq/Dev  1992/1995/1996     960       92%           90%
Villa Encanto.................    Phoenix          382       Developed       1983          810       99%           99%
Village at Lakewood...........    Phoenix          240       Developed       1988          857       94%           98%
                                              ----------
  Total Phoenix...............                   9,864
                                              ----------

TUCSON:
Harrison Park (4).............     Tucson          172        Acquired    1991/1996        809       87%           85%
La Reserve....................   Oro Valley        240       Developed       1988          900       91%           92%
Orange Grove Village (2)......     Tucson          400         Acs/Dev    1991/1996        714       93%           87%
Suntree Village...............   Oro Valley        424        Acquired       1992          831       91%           93%
The Arboretum.................     Tucson          496         Acq/Dev    1992/1995        886       93%           89%
The Legends...................     Tucson          312       Developed       1995        1,041       94%           94%
Village at Tanque Verde.......     Tucson          217         Acq/Dev    1990/1995        694       90%           83%
                                              ----------
  Total Tucson................                   2,261
                                              ----------
Total Arizona:                                  12,125
                                              ----------
                                              ----------

CALIFORNIA:
The Ashton....................  Corona Hills       492        Acquired       1995          850       94%           92%
Canyon Crest Views (6)........   Riverside         178        Acquired       1996        1,193       97%           96%
Canyon Ridge (7)..............   San Diego         162        Acquired       1997          778       97%           98%
Portofino(8)..................  Chino Hills        176        Acquired       1996          873       99%           98%

                                                                                        AVERAGE    AVERAGE
                                                                                         UNIT     PHYSICAL      PHYSICAL
                                                                                         SIZE     OCCUPANCY   OCCUPANCY AS
                                              NUMBER OF    DEVELOPED/   YEAR DEVELOPED  (SQUARE    DURING     OF DECEMBER
STABILIZED COMMUNITIES              CITY      APARTMENTS    ACQUIRED     OR ACQUIRED     FEET)     1996(1)    31, 1996(1)
------------------------------  ------------  ----------   -----------  --------------  -------   ---------   ------------
Parkview Terrace Club (8).....    Redlands         558        Acquired       1996          801       96%           95%
Redlands Lawn & Tennis (9)....    Redlands         496        Acquired       1996          795       89%           89%
                                              ----------                                -------
Total California..............                   2,062
                                              ----------
                                              ----------
  TOTAL.......................                  14,187
                                              ----------
                                              ----------
  WEIGHTED AVERAGE............                     284                                     902
                                              ----------                                -------
                                              ----------                                -------

------------------------

(1) Physical occupancy is defined as apartments occupied or leased (including models and employee apartments) divided by the total number of leasable apartments within the Community, expressed as a percentage.

(2) A new phase of this Community was completed and reached stabilized occupancy in 1996.

(3) The Company owns approximately a 10 percent interest in the joint venture that owns Los Arboles II, as well as two promissory notes with an outstanding balance of approximately $760,000, secured by subordinated liens on such property. Los Arboles II contains 200 apartments, was developed in 1987, has an average unit size of 843 square feet and had average physical occupancy during 1996 of 95 percent and physical occupancy as of December 31, 1996 of 92 percent.

(4) Another phase of this Community is currently under development. See "Development and Construction Activity" below.

(5) A new phase of this Community reached stabilized occupancy in 1997.

(6) Property was acquired in June 1996.

(7) Property was acquired in February 1997.

(8) Property was acquired in July 1996.

(9) Property was acquired in December 1996.

    Of the Stabilized Communities included in the table, 37 are located in the greater Phoenix area, seven are located in the Tucson area and six are located in Southern California. All of the Stabilized Communities are managed and operated by the Operating Partnership and have an average size of 284 units. The Stabilized Communities are primarily oriented to attract upscale residents seeking high levels of amenities, such as clubhouses, exercise rooms, tennis courts, swimming pools, therapy pools and covered parking. The average unit size of the Communities is 902 square feet. All have fully-equipped kitchens with upgraded cabinets, individual utility metering, dishwashers, microwave ovens, separate dining areas, individual storage, spacious patios and balconies, and ceramic tile entries. Most have washers/dryers; and many offer high ceilings, fireplaces, and alarm system prewiring.

    COMMUNITIES UNDER CONSTRUCTION AND IN LEASE UP.

    The Operating Partnership's current development and construction activity is summarized below:

                                                                                                     PERCENTAGE OF
                                                                             ACTUAL OR               UNITS LEASED
                                                ESTIMATED      QUARTER OF    ESTIMATED    ESTIMATED      AS OF
NAME &                           NUMBER OF    CONSTRUCTION    CONSTRUCTION  COMMENCEMENT  STABILIZED FEBRUARY 28,
METROPOLITAN AREA:     CITY        UNITS          COST        COMMENCEMENT  OF LEASE-UP   OCCUPANCY      1997
-------------------  ---------  -----------  ---------------  ------------  ------------  ---------  -------------
                                              (IN MILLIONS)
PHOENIX:
The Hawthorne......  Phoenix           276      $      17        4Q'95         3Q'96        3Q'97             80%
The Isle at
  Arrowhead Ranch..  Glendale          256             17        2Q'96         4Q'96        4Q'97             32%
The Retreat (Phase
  I)...............  Phoenix           240             14        1Q'97         3Q'97        3Q'97            n/a
                                     -----            ---
                                       772             48

TUCSON:
Bear Canyon........  Tucson            238             15        3Q'95         2Q'96        2Q'97             75%
Harrison Park II
  Expansion........  Tucson            188             10        3Q'95         2Q'96        2Q'97             80%
                                     -----            ---
                                       426             25
                                     -----            ---
  TOTAL............                  1,198      $      73
                                     -----            ---
                                     -----            ---

    The information set forth in the table above is forward looking and involves various risks and uncertainties. Such information is based upon a number of estimates and assumptions that are inherently subject to business, economic and competitive uncertainties and contingencies, many of which are beyond the Operating Partnership's control. While all apartment communities previously developed by the Operating Partnership have been developed on schedule and within budget, the actual development cost, completion date and stabilization date of any project will be dependent upon a variety of factors beyond the control of the Operating Partnership including, for example, labor and other personnel costs, material costs, weather conditions, government fees and leasing rate. See "Risk Factors" in the accompanying Prospectus. The inclusion of estimates herein should not be regarded as a representation by the Operating Partnership or the Underwriters or any other person that the estimates will be achieved.

    Additionally, the Operating Partnership owns, or has the rights to acquire, sites intended for the development of three additional multifamily apartment communities, and a site intended for the expansion of one of the Communities Under Construction. There can be no assurance that the Operating Partnership will succeed in obtaining any necessary governmental approvals in connection with the sites that it has rights to acquire or any financing required to develop these projects, or that the Operating Partnership will decide to develop any particular project.

ENVIRONMENTAL MATTERS

    Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination.

    The Operating Partnership believes that the Communities are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products. The Operating Partnership has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its properties.

EMPLOYEES

    As of February 28, 1997, the Operating Partnership, primarily through the Management Company, employed 583 persons. The Management Company and/or the Operating Partnership employ substantially all of the professional employees that are currently engaged in the residential property management, development and construction businesses of the Company. The Operating Partnership believes that its relations with its employees are good.

REGULATION

    Apartment communities are subject to various laws, ordinances and regulations, including laws, ordinances and regulations related to fair housing, Americans with disabilities and building safety. The Operating Partnership believes that each Community has the necessary permits and approvals to operate its business and that each Community is in material compliance with present laws, ordinances and regulations.

LEGAL PROCEEDINGS

    None of the Company, the Operating Partnership, any of the Communities or Evans Withycombe is presently subject to any material litigation nor, to the Operating Partnership's knowledge, is any litigation threatened against the Company, the Operating Partnership, any of the Communities or Evans Withycombe, other than routine litigation and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on the business, financial condition or results of operations of the Operating Partnership.

                              RECENT DEVELOPMENTS

ARIZONA DEVELOPMENT ACTIVITY

    In 1996 and 1997 the Operating Partnership developed 1,564 stabilized apartment units in Arizona, as part of the construction of four new Communities and the expansion of five existing Communities.

EXPANSION INTO RIVERSIDE/SAN BERNARDINO AND SAN DIEGO

    In 1996 and 1997, the Operating Partnership acquired an aggregate of five apartment communities in Southern California, increasing its California portfolio to six apartment communities comprising a total of 2,062 apartments.

- In February 1997, the Operating Partnership purchased Canyon Ridge Apartments, a 162 unit apartment community in San Diego for a total purchase price of approximately $11 million in cash, which the Operating Partnership funded with borrowings under its Revolving Credit Facility.

- In June 1996, the Operating Partnership acquired the Canyon Crest Views apartments, a 178 unit apartment community in Riverside, California for a total purchase price of approximately $12.8 million in cash.

- In July 1996, the Operating Partnership acquired Portofino, a 176 unit apartment community in Chino Hills, California for a total purchase price of approximately $12.2 million in cash and Parkview Terrace Club Apartments, a 558 unit apartment community in Redlands, California for $9.3 million in cash and the assumption of approximately $22.6 million in tax exempt bonds.

- In December 1996, the Operating Partnership acquired the Redlands Lawn & Tennis Club Apartments, a 496 unit apartment community in Redlands, California, for a total purchase price of $28.8 million, which included the assumption of approximately $24 million in tax exempt bond financing.

    The Operating Partnership has entered into a purchase agreement for an additional property located in Southern California containing 336 apartment units. The aggregate consideration for such property will be approximately $23.0 million, of which approximately $18.35 million will be represented by the assumption of debt and the remainder will be funded from borrowings under the Revolving Credit Facility. See "Use of Proceeds." The purchase of the property is expected to close shortly after the completion of this Offering. However, the acquisition of such property is subject to a number of conditions, including the completion of due diligence, and therefore there can be no assurance that such purchase will be consummated. Additionally, the Operating Partnership is actively pursuing and is in preliminary negotiations regarding additional properties in Riverside/San Bernardino and San Diego, but no assurance can be given that it will continue to pursue or consummate any acquisitions as a result of these negotiations.

FINANCING ACTIVITY

- 1997 COMMON STOCK OFFERING. In February 1997, the Company completed a public offering of 1,800,000 shares of its common stock. Net proceeds to the Company were approximately $35,820,000. The Company used the proceeds to pay down the Revolving Credit Facility.

- DEBT RATING. At February 28, 1997, the Company's total debt was approximately $413.6 million and the Company's debt to total market capitalization (market equity plus debt) was approximately 44.7%. The Company received an investment grade rating of "BBB-" from Standard & Poor's Corporation and, "Baa3" from Moody's Investors Service, Inc. in December 1996 with respect to prospective issuances of senior unsecured debt. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization, and each rating should be evaluated independently of any other rating. A rating of (a) BBB- from Standard & Poor's Corporation indicates that the obligations of the Operating Partnership exhibit adequate protection parameters and (b) Baa3 from Moody's Investor Service Inc. indicates that the obligations of the

  Operating Partnership are considered to be medium-grade obligations that are neither highly protected nor poorly secured.

- REDUCTION OF MORTGAGE INDEBTEDNESS. In January 1997, the Operating Partnership repaid four mortgage loans with an aggregate unpaid principal balance of approximately $24.9 million with borrowings under the Revolving Credit Facility. The mortgages were repaid with respect to Miramonte, Scottsdale Meadows, Rancho Murietta and Villa Encanto. See "Capitalization."

- EXPANDED REVOLVING CREDIT FACILITY. On September 25, 1996, the Company expanded its existing $125 million unsecured revolving credit facility to $225 million with a bank group. The Revolving Credit Facility bears interest at a floating rate of the London Interbank Offered Rate ("LIBOR") plus 150 basis points (100 basis points equals one percent) (or, at the option of the Company, at the prime rate announced by the banks). The interest rate was reduced 25 basis points upon the Company achieving an investment grade rating of "Baa3" or "BBB-." The Revolving Credit Facility has a term of three years, with an option to extend for one year, subject to certain conditions, and provides for monthly payments of interest only. It will be used to finance acquisitions, to fund construction and development and renovation costs and for working capital purposes. At February 28, 1997, there was approximately $155 million outstanding on the Revolving Credit Facility with an effective interest rate of 6.94%.

- 1996 COMMON STOCK OFFERING. In the second quarter of 1996, the Company completed a public offering of 4,700,000 shares of its common stock of which 2,088,889 shares were sold by the Company and an aggregate of 2,611,111 shares were sold by two institutional stockholders. Net proceeds to the Company were approximately $40,891,000. The Company used the proceeds from the sale of common stock to pay down amounts outstanding under its Revolving Credit Facility.

OTHER RECENT DEVELOPMENTS

- MANAGEMENT AGREEMENTS. The Operating Partnership has entered into agreements, effective as of March 1, 1997, to manage four apartment communities in the Phoenix area with approximately 590 units.

- DISPOSITIONS. In accordance with its selective disposition strategy, the Operating Partnership has entered in agreements to sell three Communities. Because such sales are subject to a number of conditions, including the completion of due diligence, no assurance can be given that such dispositions will be consummated.

                                USE OF PROCEEDS

    The net proceeds to the Operating Partnership from the sale of the Notes offered hereby, after payment of expenses related to the Offering and underwriting discounts and commissions, are estimated to be approximately $ million. The Operating Partnership will use such net proceeds to repay indebtedness then outstanding under its Revolving Credit Facility. At February 28, 1997, outstanding borrowings under the Revolving Credit Facility amounted to approximately $155 million and had an effective interest rate of 6.94%. The Revolving Credit Facility has a term of three years, ending September 1999, with an option for the Company to extend for one year, subject to certain conditions.

                                 CAPITALIZATION

    The following table sets forth, as of December 31, 1996, the actual capitalization of the Operating Partnership and its adjusted capitalization after giving effect to (a) the issuance and sale of the Notes and the application of the net proceeds therefrom as described under the caption "Use of Proceeds" and (b) the issuance of 1,800,000 Units of the Operating Partnership to the Company in connection with the contribution to the Operating Partnership of the net proceeds from the sale of a like number of shares of common stock of the Company in February 1997 and the application of the net proceeds therefrom of approximately $35,820,000 to repay a portion of the outstanding balance under the Revolving Credit Facility. The information set forth in the table should be read in conjunction with the financial and other information included elsewhere and incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

                                                                           DECEMBER 31, 1996
                                                                         ----------------------
                                                                          ACTUAL    AS ADJUSTED
                                                                         ---------  -----------
                                                                         (AMOUNTS IN THOUSANDS)
DEBT
  Mortgage and notes payable (2).......................................  $  40,143   $  15,233
  "AA"-rated securitized debt..........................................    130,520     130,520
  $50 million securitized debt.........................................     49,509      49,509
    % Notes due 2004...................................................     --          75,000
    % Notes due 2007...................................................     --          50,000
  Unsecured Revolving Credit Facility (2)..............................    152,000      16,090
  Variable rate tax free IDA bonds.....................................     64,000      64,000
                                                                         ---------  -----------
                                                                           436,172     400,352
PARTNERS' CAPITAL (1)..................................................    283,954     319,774
                                                                         ---------  -----------
  Total capitalization.................................................  $ 720,126   $ 720,126
                                                                         ---------  -----------
                                                                         ---------  -----------

------------------------

(1) The Company acquired 1,800,000 units in the Operating Partnership for $35,820,000 representing the proceeds received from the sale of 1,800,000 shares of Common Stock of the Company on February 14, 1997.

(2) The as adjusted column further reflects that in January 1997, the Operating Partnership repaid four mortgage loans with an unpaid principal of approximately $24.9 million with borrowings under the Revolving Credit Facility.

    The following table sets forth the principal maturities as adjusted as of December 31, 1996 to give effect to this Offering and the application of the proceeds of the Operating Partnership's debt hereof.

                                                                                       DEBT
YEAR                                                                                 MATURING
----------------------------------------------------------------------------------  ----------
1997..............................................................................  $   15,715
1998..............................................................................         563
1999..............................................................................      16,695
2000..............................................................................         650
2001..............................................................................     131,218
2002..............................................................................         750
2003..............................................................................         806
2004..............................................................................      75,863
2005..............................................................................      24,953
2006..............................................................................      43,189
2007..............................................................................      67,300
Thereafter........................................................................      22,650
                                                                                    ----------
    Total.........................................................................  $  400,352
                                                                                    ----------
                                                                                    ----------

                         SELECTED FINANCIAL INFORMATION

    The following table sets forth certain financial and operating data on a consolidated basis for the Operating Partnership and on a combined historical basis for Evans Withycombe. The following information should be read in conjunction with all of the consolidated financial statements and notes thereto included in the Operating Partnership's Form 10 incorporated by reference into the accompanying Prospectus.

                                                                 YEAR ENDED DECEMBER 31,
                                                  -----------------------------------------------------
                                                    1996       1995       1994       1993       1992
                                                  ---------  ---------  ---------  ---------  ---------
                                                                 (AMOUNTS IN THOUSANDS,
                                                        EXCEPT PER UNIT AND PROPERTY INFORMATION)
OPERATING INFORMATION:
  REVENUES:
    Rental......................................  $  94,350  $  68,864  $  51,097  $  38,613  $  26,876
    Third party management fees.................      1,157      1,268      1,668      2,213      2,204
    Interest and other..........................      6,119      4,399      4,194      3,112      2,373
                                                  ---------  ---------  ---------  ---------  ---------
  Total revenues................................    101,626     74,531     56,959     43,938     31,453

  EXPENSES:
    Repairs and maintenance.....................     11,607      8,293      6,288      4,730      3,272
    Other property operating....................     12,713      8,699      7,834      6,593      4,684
    Advertising.................................      1,864      1,244        966      1,022        783
    Real estate taxes...........................      6,915      4,723      3,204      2,869      2,307
    Property management.........................      3,225      2,825      2,505      2,605      2,417
    General and administrative..................      1,387      1,321      1,175      1,466      1,360
    Interest....................................     24,225     12,650      7,836      6,361      5,909
    Depreciation and amortization...............     20,885     13,762     10,333     10,319      7,146
    Write-down of real estate assets (1)........     --         --         --          1,361     10,284
    Other (2)...................................     --         --          5,233     --         --
                                                  ---------  ---------  ---------  ---------  ---------
  Total expenses................................     82,821     53,517     45,374     37,326     38,162
                                                  ---------  ---------  ---------  ---------  ---------

  Income (loss) before minority interest and
    extraordinary item..........................     18,805     21,014     11,585      6,612     (6,709)
  Minority interest (3).........................        (75)       (89)       (42)    --         --
  Extraordinary item-gain on extinguishment of
    debt (1)....................................     --         --         --          6,061     12,569
                                                  ---------  ---------  ---------  ---------  ---------
  Net income....................................  $  18,730  $  20,925  $  11,543  $  12,673  $   5,860
                                                  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------
    Earnings per unit (4).......................  $    0.84  $    1.02
                                                  ---------  ---------
                                                  ---------  ---------
  Earnings per unit for the period August 17 to
    December 31, 1994 (4).......................                        $    0.38
                                                                        ---------
                                                                        ---------

                                                           YEAR ENDED DECEMBER 31,
                                            -----------------------------------------------------
                                              1996       1995       1994       1993       1992
                                            ---------  ---------  ---------  ---------  ---------
                                             (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AND PROPERTY
                                                                INFORMATION)
OTHER INFORMATION:
Cash flows from:
  Operating activities....................  $  38,721  $  36,983  $  21,998  $  20,897  $  13,271
  Investing activities....................   (129,461)  (118,061)  (211,651)   (79,511)   (61,829)
  Financing activities....................     89,674     82,273    189,614     57,417     50,792
Ratio of Annual Debt Service Charge (5)...      2.64x      3.75x      3.80x      3.66x      1.07x
Ratio of Debt to Total Assets (5).........      46.88%     39.34%     22.46%       N/A        N/A
Ratio of Secured Debt to Total Assets
  (5).....................................      30.54%     33.97%     22.46%       N/A        N/A
Ratio of Total Unencumbered Assets to
  Unsecured Debt..........................      2.34x      5.20x        N/A        N/A        N/A
Total rental communities (end of
  period).................................         49         41         32         31         27
Total number of apartments (end of
  period).................................     13,905     11,053      7,924      7,695      6,502
Physical occupancy (end of period) (6)....         93%        96%        97%        97%        97%
Weighted average number of apartments
  (7).....................................     12,887      9,798      7,740      6,641      4,998
Weighted average monthly revenue per unit
  (8).....................................  $     715  $     641  $     586  $     532  $     498

                                                                  DECEMBER 31,
                                              -----------------------------------------------------
                                                1996       1995       1994       1993       1992
                                              ---------  ---------  ---------  ---------  ---------
                                                             (AMOUNTS IN THOUSANDS)
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation..............................  $ 761,550  $ 587,183  $ 399,987  $ 292,513  $ 215,549
Total assets................................    735,467    579,564    402,486    271,055    204,836
Total debt..................................    436,172    297,456    127,787    106,545     64,792
Minority interest...........................        827        889      1,247     --         --
Equity......................................  $ 283,954  $ 259,055  $ 253,867  $ 142,886  $ 122,135

------------------------

(1) During 1993, the Operating Partnership negotiated a discounted payoff of a mortgage loan secured by The Meadows and Promontory Pointe (1992). The excess of the amounts owed for principal and interest over the amount paid to pay off the loan is recorded as an extraordinary item-gain on extinguishment of debt. The Operating Partnership determined that the carrying values of the communities were in excess of net realizable value. The excess of $1,361 and $10,284 was charged to write down of real estate assets.

(2) In connection with the repayment of existing indebtedness at the time of the IPO, prepayment penalties and lender participation (additional interest) totaling $2,594 were paid. Prior to the IPO, an Executive Incentive Deferred Compensation Plan was canceled and the $2,639 that was funded by the Operating Partnership was expensed during 1994.

(3) Net income includes an adjustment for Evans Withycombe Finance, Inc.'s one percent interest in the Financing Partnership for the years ended December 31, 1996 and 1995 and the period from August 17 to December 31, 1994, respectively.

(4) Net income per Unit is based on 22,184,395, 20,590,873 and 20,086,884 weighted average number of Units outstanding for the years ended December 31, 1996 and 1995 and the period from August 17 to December 31, 1994, respectively.

(5) For a definition of these terms, see "Description of the Notes--Additional Covenants of the Operating Partnership."

(6) Physical Occupancy is defined as the number of apartments occupied or leased (including models and employee apartments) divided by the total number of leaseable apartments within the community, expressed as a percentage. Physical occupancy has been calculated using the average of the occupancy that existed on the last day of each month over each period.

(7) Weighted average number of apartments is the average of all apartments during the period. For stabilized properties, all apartments are included in the calculation of the weighted average. For communities in the lease-up phase, only apartments that are completed and occupied are included in the weighted average calculation.

(8) Weighted average monthly revenue per apartment is derived by dividing rental income by the weighted average number of apartments.

                            DESCRIPTION OF THE NOTES

GENERAL

    The 2004 Notes and the 2007 Notes offered hereby constitute separate series of Debt Securities (which are more fully described in the accompanying
Prospectus), each to be issued pursuant to an indenture dated as of March   ,
1997, as amended or supplemented (the "Indenture"), between the Operating Partnership and Bank One, N.A., as trustee (the "Trustee"), and will be limited to aggregate principal amounts of $75,000,000 and $50,000,000, respectively. The following description of the particular terms of the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. The terms of the Notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and the Notes are available for inspection at the office of the Trustee located at Bank One Corporate Trust Department, 241
N. Central Avenue, Suite AZ1-1128, Phoenix, Arizona 85004. As used in this section "Description of the Notes," the "Operating Partnership" refers to Evans Withycombe Residential, L.P. and the "Company" refers to Evans Withycombe Residential, Inc., in each case, exclusive of their respective subsidiaries and affiliates.

    The Notes will be direct, unsecured and unsubordinated obligations of the Operating Partnership and will rank PARI PASSU with each other and with all other unsecured and unsubordinated indebtedness of the Operating Partnership from time to time outstanding. The Notes will be effectively subordinated to mortgages and other secured indebtedness of the Operating Partnership. As of December 31, 1996, such secured indebtedness aggregated approximately $284.2 million and such unsecured and unsubordinated indebtedness aggregated approximately $152 million ($16.1 million on an as adjusted basis after giving effect to the February 1997 equity offering and this Offering, the application of the net proceeds therefrom and the repayment of certain mortgage indebtedness). See "Capitalization" and "Use of Proceeds." Subject to certain limitations set forth in the Indenture, and as described under "Additional Covenants of the Operating Partnership" below, the Indenture will permit the Operating Partnership to incur additional secured and unsecured indebtedness.

    The 2004 Notes will mature on             , 2004 and the           2007
Notes will mature on , 2007, (each a "Maturity Date"). The Notes are not subject to any sinking fund provisions. The Notes are subject to redemption at the Company's option. See "--Optional Redemption." The Notes will be issued only in fully registered, book-entry form without coupons, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under "Book-Entry System."

    Except as described under "Certain Covenants--Limitations on Incurrence of Debt" below and under "Description of Debt Securities--Merger, Consolidation or Sale" in the accompanying Prospectus, the Indenture does not contain any other provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of the Notes protection in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of any of them, (ii) a change of control of the Operating Partnership or the Company, or (iii) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the holders of the Notes. In addition, subject to the limitations set forth under "Description of Debt Securities--Merger, Consolidation or Sale" in the accompanying Prospectus, the Operating Partnership may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Notes. The Operating Partnership and its management have no present intention of engaging in a highly leveraged or similar transaction involving the Operating Partnership.

PRINCIPAL AND INTEREST

    The 2004 and 2007 Notes will bear interest at the rates set forth on the cover page of this Prospectus Supplement from the date of issuance or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid, payable semi-annually in arrears on each April 15 and October 15, commencing October 15, 1997 (each, an "Interest Payment Date"), and on the applicable Maturity Date, to the persons (the "Holders") in whose names the Notes are registered in the security register applicable to the Notes at the close of business on the date 15 calendar days prior to such payment day regardless of whether such day is a Business Day, as defined below (each, a "Regular Record Date"). Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

    If any Interest Payment Date or a Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or such Maturity Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in The City of New York are open for business.

ADDITIONAL COVENANTS OF THE OPERATING PARTNERSHIP

    Reference is made to the section entitled "Description of Debt Securities" in the accompanying Prospectus for a description of the covenants applicable to the Notes. In addition to the foregoing, the following covenants of the Operating Partnership will apply to the Notes for the benefit of the Holders.

    LIMITATION ON INCURRENCE OF TOTAL DEBT. The Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt (as defined below), other than Intercompany Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt is greater than 60% of Total Assets (as defined below).

    LIMITATION ON INCURRENCE OF SECURED DEBT. In addition to the foregoing limitation on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Secured Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 40% of Total Assets.

    DEBT SERVICE COVERAGE. In addition to the foregoing limitation on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge (in each case as defined below) for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), and (iii) any increase or decrease in Total Assets, or any other acquisition or disposition by the Operating Partnership or any Subsidiary of any asset or group of assets, since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such increase, decrease or other acquisition or disposition had occurred at the beginning of such period, in each case with the appropriate adjustments to net income and Debt levels with respect to such increase, decrease or other acquisition or disposition being included in such pro forma calculation. For purposes of the adjustments referred to in clause (iii) of the preceding sentence, any income earned (or loss incurred) as a result of any such increase, decrease or other acquisition or disposition referred to in clause (iii) for a period less than such four-quarter period shall be annualized for such four-quarter period.

    MAINTENANCE OF TOTAL UNENCUMBERED ASSETS. The Operating Partnership shall maintain at all times Total Unencumbered Assets (as defined below) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt (as defined below).

    As used herein:

    "Annual Debt Service Charge" as of any date means the amount which is expensed in any 12-month period for interest on Debt.

    "ANNUALIZED EBITDA" means earnings before interest, taxes, depreciation and amortization for the 12-month period ending on the last day of each month for all properties owned by the Company and its Subsidiaries with other adjustments as are necessary to exclude the effect of items classified as extraordinary items in accordance with generally accepted accounting principles, adjusted to reflect the assumption that (i) any income earned as a result of any assets having been placed in service since the end of such period had been earned, on an annualized basis, during such period, and (ii) in the case of any acquisition or disposition by the Operating Partnership, any Subsidiary or any unconsolidated joint venture in which the Operating Partnership or any Subsidiary owns an interest, of any assets since the first day of such period, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition.

    "ANNUALIZED EBITDA AFTER MINORITY INTEREST" means Annualized EBITDA after distributions to third party joint venture partners.

    "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income plus amounts which have been deducted in determining Consolidated Net Income during such period for (i) Consolidated Interest Expense, (ii) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (iii) amortization (other than amortization of debt discount) and depreciation, (iv) provisions for losses from sales or joint ventures, (v) increases in deferred taxes and other non-cash charges, (vi) charges resulting from a change in accounting principles, and (vii) charges for early extinguishment of debt, and less amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures, and (b) decreases in deferred taxes and other non-cash credits.

    "Consolidated Interest Expense" means, for any period, and without duplication, all interest (including the interest component of rentals on capitalized leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities), but excluding legal fees, title insurance charges, other out-of-pocket fees and expenses incurred in connection with the issuance of Debt and the amortization of any such debt issuance costs that are capitalized, all determined in accordance with generally accepted accounting principles.

    "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

    "Debt" means any indebtedness of the Operating Partnership or any Subsidiary, plus the Operating Partnership's allocable portion, based on its ownership interest, of indebtedness of any unconsolidated joint venture, in each case, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary directly, or indirectly through any unconsolidated joint venture, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Operating Partnership or any of its Subsidiaries as lessee which is reflected in the Operating Partnership's consolidated balance sheet as a capitalized lease or any lease of property by an unconsolidated joint venture as lessee which is reflected in such joint venture's balance sheet as a capitalized lease, in each case, in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Operating Partnership or any Subsidiary), but excluding the principal amount of tax-exempt bonds or other indebtedness equal to the amount of cash irrevocably deposited by the Operating Partnership or any Subsidiary in trust for the benefit of the holders of such tax-exempt bonds or other indebtedness to satisfy any sinking fund payment payable with respect to such tax-exempt bonds or indebtedness.

    "Intercompany Debt" means indebtedness owed by the Operating Partnership or any Subsidiary solely to the Operating Partnership or any Subsidiary.

    "Secured Debt" means Debt secured by any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other security interest or agreement granting or conveying security title to or a security interest in real property or other tangible assets.

    "Senior Executive Group" means, collectively, those individuals holding the offices of Chairman, President, Chief Executive Officer, Chief Operating Officer, or any Executive Vice President of the Company.

    "Subsidiary" means (i) any corporation, partnership, joint venture, limited liability company or other entity the majority of the shares of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Operating Partnership, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Operating Partnership or by the Operating Partnership and the Company, any other Subsidiary, and/or one or more individuals of the Senior Executive Group (or, in the event of death or disability of any of such individuals, his/her respective legal representative(s)), or such individuals' successors in office as an officer of the Company, and (ii) any other entity (other than the Company) the accounts of which are consolidated with the accounts of the Operating Partnership.

    "TAX FREE EXCHANGE ASSETS" means the proceeds of real estate assets disposed of by the Operating Partnership or any Subsidiary, which proceeds are being held by a title company, trust department, or other independent third party pending their use to purchase real estate assets in a tax-free exchange, but such proceeds shall constitute Tax Free Exchange Assets only for so long as such proceeds are held by the title company, trust department, or other independent third party for reinvestment in real estate assets.

    "Total Assets" as of any date means the sum of (i) the amount determined by multiplying the sum of the shares of common stock of the Company issued in the initial public offering of the Company ("IPO") and the units of the Operating Partnership not held by the Company outstanding on the date of the IPO, by $20.00 (the "IPO Price"), (ii) the principal amount of the outstanding consolidated debt of the Company on the date of the IPO, (iii) the purchase price or cost of any real estate assets acquired (including the value, at the time of such acquisition, of any units of the Operating Partnership or shares of common stock of the Company issued in connection therewith) or developed after the IPO by the

Operating Partnership or any Subsidiary, plus the Operating Partnership's allocable portion, based on its ownership interest, of the purchase price or cost of any real estate assets acquired or developed after the IPO by any unconsolidated joint venture, and (iv) cash (other than restricted cash) on the Operating Partnership's balance sheet, SUBJECT, HOWEVER, to reduction by the amount of the proceeds of any real estate assets disposed of after the IPO by the Operating Partnership or any Subsidiary, and by the Operating Partnership's allocable portion, based on its ownership interest, of the proceeds of any real estate assets disposed of after the IPO by unconsolidated joint ventures, but no such reduction shall apply with respect to Tax Free Exchange Assets.

    "Total Unencumbered Assets" as of any date means Total Assets as of such date multiplied by a fraction, the numerator of which is Unencumbered Annualized EBITDA After Minority Interest and the denominator of which is Annualized EBITDA After Minority Interest.

    "UNENCUMBERED ANNUALIZED EBITDA AFTER MINORITY INTEREST" means Annualized EBITDA after minority interest less any portion thereof attributable to assets serving as collateral for Secured Debt.

    "Unsecured Debt" means Debt that is not Secured Debt.

    Reference is made to the section entitled "Description of Debt Securities--Certain Covenants" in the accompanying Prospectus for a description of additional covenants applicable to the Notes. Compliance with the covenants described herein and such additional covenants with respect to the Notes generally may not be waived by the Board of Directors of the Company, as general partner of the Operating Partnership, or by the Trustee unless the Holders of at least a majority in principal amount of all outstanding Notes consent to such waiver; provided, however, that the defeasance and covenant defeasance provisions of the Indenture described under "Description of Debt Securities--Discharge, Defeasance and Covenant Defeasance" in the accompanying Prospectus will apply to the Notes, including with respect to the covenants described in this Prospectus Supplement.

OPTIONAL REDEMPTION

    The Notes may be redeemed at any time at the option of the Operating Partnership, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined below), if any, with respect to such Notes (the "Redemption Price").

    If notice has been given as provided in the Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Notes will be to receive payment of the Redemption Price.

    Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the security register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

    If less than all the Notes are to be redeemed at the option of the Operating Partnership, the Operating Partnership will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, Notes to be redeemed in whole or in part.

    As used herein:

    "Make-Whole Amount" means, in connection with any optional redemption of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made to the date of redemption, over (ii) the aggregate principal amount of the Notes being redeemed.

    "Reinvestment Rate" means .25% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

    "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Operating Partnership.

BOOK-ENTRY SYSTEM

    The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and transfers of interests in the Global Notes. Upon issuance, each series of Notes will only be issued in the form of a Global Note which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for Notes in definitive form under the limited circumstances described below, a Global Note may not be transferred except as a whole (i) by DTC to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

    Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC for such Global Note ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Note, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Notes represented by such Global Note beneficially owned by such participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Notes.

    So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such Notes in certificated form and will not be considered the registered owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The Operating Partnership understands that under existing industry practices, if the Operating Partnership requests any action of Holders or if an owner of a beneficial interest in a Global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

    Principal and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. None of the Operating Partnership, the Trustee or any other agent of the Operating Partnership or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Operating Partnership expects that DTC, upon receipt of any payment of principal or interest in respect of a Global Note, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of DTC. The Operating Partnership also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    If DTC is at any time unwilling or unable to continue as depository for the Notes and the Operating Partnership fails to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, the Operating Partnership will issue the Notes in definitive form in exchange for the respective Global Notes. Any Notes issued in definitive form in exchange for the Global Notes will be registered in such name or names, and will be issued in denominations of $1,000 and such integral multiples thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the Global Notes.

    DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

SAME-DAY SETTLEMENT AND PAYMENT

    Settlement for the Notes will be made by the Underwriters (as defined herein) in immediately available funds. All payments of principal and interest in respect of the Notes will be made by the Operating Partnership in immediately available funds.

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the Notes will trade in DTC's Same-Day Funds Settlement System until maturity or until the Notes are issued in certificated form, and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

                                  UNDERWRITING

    Subject to the terms and conditions contained in a purchase agreement (the "Underwriting Agreement"), the Operating Partnership has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co. and J.P. Morgan & Co. (collectively, the "Underwriters"), and the Underwriters have severally agreed to purchase, the principal amount of Notes set forth opposite their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters will be obligated to purchase all of the Notes if any are purchased.

                                                                   PRINCIPAL      PRINCIPAL
                                                                   AMOUNT OF      AMOUNT OF
             UNDERWRITER                                          2004 NOTES     2007 NOTES
---------------------------------------------------------------  -------------  -------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated.........................................  $              $

Goldman, Sachs & Co............................................

J. P. Morgan & Co..............................................
                                                                 -------------  -------------

          Total................................................  $  75,000,000  $  50,000,000
                                                                 -------------  -------------
                                                                 -------------  -------------

    The Underwriters have advised the Operating Partnership that they propose initially to offer each series of Notes to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain
dealers at such price less a concession not in excess of    % (in the case of
the 2004 Notes) and    % (in the case of the 2007 Notes) of the principal amount
thereof. The Underwriters may allow, and such dealers may reallow, a discount
not in excess of    % of the principal amount thereof on sales to certain other dealers. After the initial public offering of the Notes, the public offering price, concession and discount may be changed.

    The Operating Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect thereof.

    Each series of Notes is a new issue of securities with no established trading market. The Operating Partnership has not applied for and does not intend to apply for listing of the Notes on any securities exchange. The Operating Partnership has been advised by the Underwriters that the Underwriters intend to make a market in the Notes as permitted by applicable laws and regulations, but the Underwriters are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

    Rules of the Securities and Exchange Commission permit the Underwriters to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

    If the Underwriters create a short position in the Notes in connections with the offering, i.e., if they sell more Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Notes in the open market.

    The Underwriters may also impose a penalty bid on selling group members. This means that if the Underwriters purchase Notes in the open market to reduce the Underwriters' short position or to stabilize the price of the Notes, they may reclaim the amount of the selling concession from the selling group members who sold those shares as part of the Offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the Operating Partnership nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Operating Partnership nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Merrill Lynch from time to time has provided investment banking and financial advisory services to the Company and the Operating Partnership, for which it has received usual and customary fees. Merrill Lynch acted as a representative of various underwriters in connection with public offerings of the Company's Common Stock in 1994, 1996 and 1997.

                                 LEGAL MATTERS

    The validity of the Notes offered hereby will be passed upon for the Operating Partnership by Gibson, Dunn & Crutcher LLP, Los Angeles, California. Certain legal matters relating to the Offering will be passed upon for the Underwriters by Latham & Watkins, Los Angeles, California. Gibson, Dunn & Crutcher LLP and Latham & Watkins will rely as to all matters of Maryland law, on the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland.

                  SUBJECT TO COMPLETION, DATED MARCH 11, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

   [LOGO]

                                  $125,000,000
                       EVANS WITHYCOMBE RESIDENTIAL, INC.
             PREFERRED STOCK, COMMON STOCK, WARRANTS AND GUARANTEES

                                  $200,000,000
                       EVANS WITHYCOMBE RESIDENTIAL, L.P.
                                DEBT SECURITIES
                             ---------------------

    Evans Withycombe Residential, Inc. (the "Company") may offer and issue from time to time (i) shares of its Common Stock, par value $.01 per share (the "Common Stock"), (ii) shares of its Preferred Stock, par value $.01 per share (the "Preferred Stock"), (iii) warrants to purchase Common Stock or Preferred Stock (the "Warrants"), or (iv) unconditional guarantees (the "Guarantees") of unsecured Debt Securities (as defined below), with an aggregate public offering price of up to $125,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. Evans Withycombe Residential, L.P. (the "Operating Partnership") may from time to time offer in one or more series unsecured non-convertible debt securities ("Debt Securities"), with an aggregate public offering price of up to $200,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities may be guaranteed by Guarantees of the Company as to payment of principal, premium, if any, and interest. The Common Stock, Preferred Stock, Warrants and Debt Securities (collectively, the "Securities") may be offered, separately or together, in more separate classes or series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement"). Any Securities may be offered with other Securities or separately. Preferred Stock may be convertible into shares of Common Stock.

    The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable (i) in the case of Common Stock, any initial public offering price; (ii) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; and (iii) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Operating Partnership or repayment at the option of the holder, terms for sinking fund payments, covenants and any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for Federal income tax purposes.


    The applicable Prospectus Supplement will contain information, where appropriate, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.


    The Securities may be offered directly, through agents designated from time to time by the Company or the Operating Partnership, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculated from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Securities.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION

          PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS         , 1997

    Certain persons participating in an offering of Securities may engage in transactions that stabilize, maintain, or otherwise affect the price of the Securities. Such transactions may include stabilizing, the purchase of Securities to cover syndicate short positions and the imposition of penalty bids. For a description of those activities, see "Underwriting" in the accompanying Prospectus Supplement.


    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Operating Partnership or by any underwriter, agent or dealer. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct as of the time subsequent to the date thereof.


    Unless otherwise indicated or as the context otherwise requires, (a) references to the "Company" shall include the Company's predecessor, Evans Withycombe, Inc., and its affiliates, predecessors and partners (collectively, "Evans Withycombe") the Operating Partnership and Evans Withycombe Finance Partnership, L.P. (the "Financing Partnership") and Evans Withycombe Management, Inc. (the "Management Company"), and (b) references to the Operating Partnership shall include the Financing Partnership.


                            ------------------------

                             AVAILABLE INFORMATION

    The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), covering the Securities offered hereby. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company, the Operating Partnership and the Securities offered hereby, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. and copies of the Registration Statement or any part thereof may be obtained from such office, upon payment of the fees prescribed by the Commission.


    The Company is and the Operating Partnership will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company files and the Operating Partnership will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company and the Operating Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") and the reports, proxy and information statements and other information filed by the Company with the NYSE can also be inspected at the offices of the NYSE at 20 Broad Street, New York,

New York 10005. The Commission maintains a website that contains reports, proxy and information statements and other information filed electronically with the Commission at http://www.sec.gov.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


    The following documents filed by the Company (File No. 1-13256) and the Operating Partnership (File No. 0-22109) with the Commission pursuant to the Exchange Act are incorporated herein by reference.



    (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission on February 6, 1997, as amended on Form 10-K/A on March 11, 1997;



    (2) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 1, 1994;



    (3) the Company's Current Report on Form 8-K filed with the Commission on February 13, 1997;



    (4) the Operating Partnership's Registration Statement on Form 10 filed with the Commission on February 6, 1997, as amended on Form 10/A on March 11, 1997; and



    (5) all other documents filed by the Company and/or the Operating Partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold.


    Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to Evans Withycombe Residential, Inc., Attention: Secretary, 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251, telephone number: (602) 840-1040.


                                  RISK FACTORS



    This Prospectus, including the documents incorporated by reference herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). Also, documents subsequently filed by the Company or the Operating Partnership with the Commission and incorporated herein by reference, as well as the Prospectus Supplements accompanying this Prospectus, will contain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and the matters set forth or incorporated in this Prospectus or any Prospectus Supplement. The Company and the Operating Partnership caution the reader, however, that this list of factors may not be exhaustive, particularly with respect to future filings. Prospective investors should carefully consider, among other factors, the matters described below before purchasing any of the Securities offered hereby.



REAL ESTATE INVESTMENT RISKS



    GENERAL RISKS. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred.

If the Company's Communities do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, the Company's cash flow and ability to make distributions to its shareholders will be adversely affected. A multifamily apartment community's revenues and value may be adversely affected by a number of factors including: the national economic climate; the local economic climate (which may be adversely impacted by plant closings, industry slowdowns, changing demographics, military base closings and other factors); local real estate conditions (such as oversupply of or reduced demand for apartments); the perceptions by prospective residents of the safety, convenience and attractiveness of the communities or neighborhoods in which they are located and the quality of local schools and other amenities; the ability of the owner to provide adequate management, maintenance and insurance; and increased operating costs (including real estate taxes and utilities). Certain significant expenditures associated with each equity investment (such as mortgage payments, if any, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. If a property is mortgaged to secure payment of indebtedness, and if the Company is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. In addition, real estate values and income from properties are also affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing.



    OPERATING RISKS. The Communities are subject to all operating risks common to multifamily apartment communities in general, any and all of which might adversely affect apartment occupancy or rental rates. Increases in unemployment in the areas in which the communities owned or managed by the Company are located might adversely affect multifamily apartment occupancy or rental rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased rents. Residents may be unable or unwilling to pay rent increases. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the above occurs, the Company's ability to make distributions to shareholders could be adversely affected.



    DEPENDENCE ON PRIMARY MARKETS. The Communities are located in Arizona and selected sub-markets in Southern California, and the Company's performance could be adversely affected by economic conditions in, and other factors relating to, these geographic areas, including supply and demand for apartments in these areas, zoning or other regulatory conditions and competition from other available apartments and alternative forms of housing. These and other factors or a decline in the economy or real estate values in the Arizona markets and selected sub-markets of Southern California may adversely affect the ability of the Company to make distributions to its shareholders.



    ENVIRONMENTAL RISKS. Under various federal, state and local laws, ordinances and regulations, the Company may be considered an owner or operator of real property or may have arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property or disposed of by it, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). Such liability may be imposed whether or not the Company knew of, or was responsible for, the presence of such hazardous or toxic substances.



    RISKS OF DEVELOPMENT ACTIVITIES. The Company intends to continue to actively pursue development projects, including the expansion of existing apartment communities. Such projects generally require the expenditure of capital as well as various forms of government and other approvals, the receipt of which cannot be assured. Consequently, there can be no assurance that any such projects will be completed or that such projects will prove to be profitable.



    COMPETITION. There are numerous housing alternatives that compete with the Communities in attracting residents. The Communities compete directly with other multifamily rental apartments and single family homes that are available for rent in the markets in which the Communities are located. The

Communities also compete for residents with new and existing homes and condominiums. In addition, other competitors for development and acquisitions of properties may have greater resources than the Company.



    UNINSURED LOSS. The Company carries comprehensive liability, fire, extended coverage and rental loss insurance with respect to all of the Communities, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as losses arising from acts of war or from earthquakes) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a property, as well as the anticipated future revenues from such property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss would adversely affect the Company and its ability to make distributions.



NO LIMITATION ON INCURRENCE OF DEBT



    The Company currently has a policy of incurring debt only if upon such incurrence the ratio of debt to total market capitalization (I.E., the total consolidated debt of the Company as a percentage of the market value of issued and outstanding Common Stock and Units plus total consolidated debt) would be 50% or less, but the organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. Accordingly, the Board of Directors could alter or eliminate this policy. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's cash available for distribution to shareholders and could increase the risk of default on the Company's indebtedness.



LIMITATIONS ON ACQUISITION AND CHANGE IN CONTROL



    In addition to the Ownership Limit, certain provisions contained in the Company's Charter and under Maryland law may have the effect of discouraging a third party from making an acquisition proposal for the Company and may thereby inhibit a change in control of the Company. For example, such provisions may (i) deter tender offers for the Common Stock, which offers may be beneficial to shareholders or (ii) deter purchases of large blocks of Common Stock, thereby limiting the opportunity for shareholders to receive a premium for their Common Stock over then-prevailing market prices. See "Description of the Capital Stock--Common Shares" and "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."



ADVERSE IMPACT ON DISTRIBUTIONS OF FAILURE TO QUALIFY AS A REIT



    Since the Company's commencement of operations in 1994, the Company has operated in a manner to qualify as a REIT under the Code, and the Company intends to continue to operate in such a manner so as to permit the Company to qualify as a REIT under the Code. Although the Company believes that it will continue to operate in such a manner, no assurance can be given that the Company will remain qualified as a REIT. If in any taxable year the Company were to fail to qualify as a REIT, the Company would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates.

                   THE COMPANY AND THE OPERATING PARTNERSHIP


    The Company operates as a self-administered and self-managed real estate investment trust (a "REIT") and conducts all of its operations through the Operating Partnership, either directly or through subsidiaries. A corporate REIT is a legal entity which holds real estate interests and, through payments of dividends to shareholders, is permitted to reduce or avoid the payment of federal income taxes at the corporate level.



    The Company is one of the largest developers and managers of upscale apartment communities in Arizona and has expanded its operation into selected sub-markets in Southern California. At February 28, 1997 the Company owned and managed 50 stabilized multifamily apartment communities containing 14,187 units, of which 44 stabilized multifamily apartment communities are located in Phoenix and Tucson, Arizona, containing a total of 12,125 units and six stabilized multifamily apartment communities are located in Southern California and contain a total of 2,062 units (the "Stabilized Communities"). The Company considers an apartment community stabilized when it reaches the average occupancy level of its respective sub-market. The Company is also in the process of developing or expanding five multifamily apartment communities comprising 1,198 units in its Arizona markets (the "Communities under Construction," and together with the Stabilized Communities the "Communities"). The Company is fully integrated with expertise in development, acquisitions, construction and management of apartment communities. The Company had approximately 583 employees at January 15, 1997. For further information about the properties of the Company and the Operating Partnership, see "Item 2. Properties" in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996, incorporated herein by reference.



    All of the Communities and other assets of the Company are held by, and all of the Company's operations are conducted through, the Operating Partnership (either directly or through subsidiaries). The Company is the sole general partner of, and controls a majority of the limited partnership interests in, the Operating Partnership. As of December 31, 1996, the Company owned 79.7% of the outstanding partnership interests in the Operating Partnership. To maintain the Company's qualifications as a REIT while realizing income from its fee management and related service business, the Company's management operations are conducted through the Management Company pursuant to the terms of management agreements with the Operating Partnership and the Financing Partnership. The Management Company also provides other services to third parties, including construction, development and related services.



    As of December 31, 1996, the Company and the Operating Partnership had outstanding indebtedness of $436.2 million. Any applicable Prospectus Supplement relating to securities offered thereby will set forth the outstanding indebtedness of the issuer and its subsidiaries as of a recent date. The Company has been advised by certain rating agencies that any Debt Securities issued hereunder by the Operating Partnership rather than the Company would be rated more favorably by such agencies because, in the view of such agencies, Debt Securities issued by the entity that holds title to the Communities involves less risk.


    The Company was incorporated in Maryland in May 1994. The Operating Partnership is a Delaware limited partnership that was formed in June 1994. The principal executive offices of the Company and the Operating Partnership are located at 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251, telephone number: (602) 840-1040.

                                USE OF PROCEEDS


    The Company is required, by the terms of the partnership agreement of the Operating Partnership, to invest the net proceeds of any sale of Common Stock, Preferred Stock or Warrants in the Operating Partnership in exchange for additional Units. The use of proceeds from any such sale of Securities shall be set forth in the applicable Prospectus Supplement. Proceeds from the sales of Securities initially may be temporarily invested in short-term securities.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES


    The following table sets forth the consolidated ratios of earnings to fixed charges of the Company and the Operating Partnership.



                                                                 YEAR ENDED DECEMBER 31,
                                                      ---------------------------------------------
                                                      1996      1995      1994      1993      1992
                                                      -----     -----     -----     -----     -----
Ratio of Earnings to Fixed Charges................     1.59x     1.89x     1.83(1)(4)  1.78x(2) (0.08x)(3)


------------------------

(1) In connection with the repayment of existing indebtedness at the time of the initial public offering, prepayment penalties and lender participation (additional interest) totaling $2,594,000 were paid. Prior to the offering, an Executive Incentive Deferred Compensation Plan was canceled and the $2,639,000 that was funded by the Company was expensed during 1994.

(2) During 1993, the Company negotiated a discounted payoff of a mortgage loan secured by an apartment community, the excess of the amount owed for principal and interest over the amount paid to payoff the loan was recorded as an extraordinary item-gain on extinguishment of debt. The Company determined that the carrying value of the community was in excess of net realizable value. The excess of $1,361,000 was charged to write down of real estate assets and was recorded in the income (loss) before minority interest and extraordinary item.


(3) In 1992, the predecessor to the Company had a loss before minority interest and extraordinary item of $6,709,000, which included a non-cash write down of real estate assets of $10,284,000 related to one of the Communities. The predecessor wrote down the carrying value of such Community in conjunction with the negotiated discounted payoff of the Community's mortgage. The computation of the ratio of earnings to fixed charges for such year indicates that earnings were inadequate to cover fixed charges by approximately $6,801,000.



(4) Ratios of earnings to fixed charges from the period prior to August 17, 1995 relate to the predecessor of the Company and the Operating Partnership.


    For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income before minority interest and extraordinary items, and fixed charges. Fixed charges consist of interest expense, capitalized interest and amortization of deferred financing costs. To date, the Company has not issued any Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented above.

                         DESCRIPTION OF DEBT SECURITIES


    The Debt Securities will be issued under an Indenture (the "Indenture"), between the Operating Partnership and a Trustee (the "Trustee") chosen by the Operating Partnership and qualified to act as Trustee under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described above under "Available Information." The Indenture is subject to, and governed by, the TIA. The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of all material provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities, including the definitions therein of certain terms used below. All section references appearing herein are to sections of the Indenture. As used in this section "Description of Debt Securities," the "Operating Partnership" refers to Evans Withycombe Residential, L.P. and the "Company" refers to Evans Withycombe Residential, Inc., in each case, exclusive of their respective subsidiaries and affiliates.

GENERAL


    The Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company as sole general partner of the Operating Partnership or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301). The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.


    Reference is made to the Prospectus Supplement relating to the series of Debt Securities offered thereby for the specific terms thereof, including:


    (1) the title of such Debt Securities and whether such Debt Securities are guaranteed by the Company or any of its subsidiaries and, if such Debt Securities are so guaranteed, the terms and conditions of such guarantee;


    (2) any limit on the aggregate principal amount of such Debt Securities that may be authenticated and delivered under the Indenture;

    (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

    (4) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

    (5) the rate or rates, or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any, the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which any such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

    (6) the place or places where the principal of (and premium, if any), interest, if any, and additional amounts, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for registration of transfer or exchange and notices or demands to or upon the Operating Partnership in respect of such Debt Securities and the Indenture may be served;

    (7) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;


    (8) the obligation, if any, of the Operating Partnership to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, upon the occurrence of certain events (such as a change of control) or otherwise, and the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

    (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered Debt Securities ("Registered Securities") shall be issuable and, if other than denominations of $5,000 and any integral multiple thereof, the denomination or denominations in which any bearer Debt Securities ("Bearer Securities") shall be issuable;

   (10) if other than the Trustee, the identity of each security registrar and/or paying agent;

   (11) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities that shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined;

   (12) if other than U.S. dollars, the currency or currencies in which payment of the principal of (and premium, if any) or interest or additional amounts, if any, on the Debt Securities shall be payable or in which the Debt Securities shall be denominated;

   (13) whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

   (14) whether the principal of (and premium, if any) or interest or additional amounts, if any, on the Debt Securities are to be payable, at the election of the Operating Partnership or a holder (a "Holder") thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

   (15) provisions, if any, granting special rights to the Holders of the Debt Securities upon the occurrence of such events as may be specified;

   (16) any deletions from, modifications of or additions to the events of default (the "Events of Default") or covenants of the Operating Partnership with respect to the Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture;


   (17) whether the Debt Securities will be in certificated or book-entry form and, if certificated, whether the Debt Securities are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities may be exchanged for Registered Securities and vice versa (if permitted by applicable laws and regulations), whether any Debt Securities are to be issuable initially in temporary global form and whether any Debt Securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, and, if Registered Securities are to be issuable as a global Debt Security, the identity of the depositary for such series;

   (18) the date as of which any Bearer Securities and any temporary global Debt Security representing Outstanding Debt Securities shall be dated if other than the date of original issuance of the first Debt Security of the series to be issued;


   (19) the person to whom any interest on any Registered Security shall be payable, if other than the person in whose name that Debt Security is registered at the close of business on the applicable record date (the "Regular Record Date") for such interest, the manner in which, or the person to whom any interest on any Bearer Security shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an interest payment date (an "Interest Payment Date") will be paid;

   (20) if the defeasance and covenant defeasance provisions described herein are to be inapplicable or any modification of such provisions;

   (21) if the Debt Securities to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;


   (22) whether and under what circumstances the Operating Partnership will pay additional amounts on the Debt Securities to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such Debt Securities rather than pay such additional amounts (and the terms of any such option); and



   (23) any other terms of such Debt Securities not inconsistent with the terms of the Indenture.


    The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). If material or applicable, special U.S. Federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.


    Except as described under "Merger, Consolidation or Sale" or as may be set forth in any Prospectus Supplement, the Indenture does not contain any other provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of the Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, management of the Operating Partnership or the Company, or any affiliate of any such party, (ii) a change of control or (iii) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the holders of the Debt Securities. In addition, subject to the limitations set forth under "Merger, Consolidation or Sale," the Operating Partnership may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership, that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Debt Securities. Under New York law, the term "substantially all of the Company's assets" is not defined and is, therefore, subject to New York common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. In light of the fact that such term is not defined, there may be uncertainty as to whether a given transaction relates to "substantially all of the assets of the Company." In addition, restrictions on ownership and transfers of the Company's Common Stock and Preferred Stock are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of the Capital Stock--Restrictions on Ownership." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

    The applicable Prospectus Supplement will summarize the nature and scope of any event risk provisions contained in any offered Debt Security, including the types of events protected by such provisions and any limitations on the Operating Partnership's ability to satisfy its obligations under such provisions. The applicable Prospectus Supplement will also summarize anti-takeover provisions in other securities of the Operating Partnership or the General Partner, which could have a material effect on the offered Debt Securities. Such summary will contain a detailed and quantifiable definition of any "change in control" provision.

    Reference is made to "--Certain Covenants" below and to the description of any additional covenants with respect to a series of Debt Securities in the applicable Prospectus Supplement. Except as otherwise described in the applicable Prospectus Supplement, compliance with such covenants generally may not be waived with respect to a series of Debt Securities by the Board of Directors of the Company as sole general partner of the Operating Partnership or by the Trustee unless the Holders of at least a majority in principal amount of all outstanding Debt Securities of such series consent to such waiver, except to the extent that the defeasance and covenant defeasance provisions of the Indenture described under "--Discharge, Defeasance and Covenant Defeasance" below apply to such series of Debt Securities. See "--Modification of the Indenture."

GUARANTEES


    Any series of Debt Securities may be guaranteed by the Company or any of its subsidiaries. The applicability and terms of any such Guarantee relating to a series of Debt Securities will be set forth in the Prospectus Supplement relating to such Debt Securities.


DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

    Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series which are Registered Securities, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Debt Securities which are Bearer Securities, other than Bearer Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000 (Section 302).

    Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the applicable Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 307 and 1002).

    Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

    Subject to certain limitations imposed upon Debt Securities issued in book entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book entry form, the Debt Securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the Trustee. Every Debt Security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trustee or the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Operating Partnership with respect to any series of Debt Securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

    Neither the Operating Partnership nor the Trustee shall be required (i) to issue, register the transfer of or exchange any Debt Security if such Debt Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Debt Securities to be redeemed and ending at the close of business on (A) if such Debt Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such Debt Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Debt Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).

MERGER, CONSOLIDATION OR SALE


    The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets (see "--General" above) to, or merge with or into, any other entity, provided that (a) the Operating Partnership shall be the continuing entity, or the successor entity (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Operating Partnership or any subsidiary of the Operating Partnership (a "Subsidiary") as a result thereof as having been incurred by the Operating

Partnership or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

CERTAIN COVENANTS


    EXISTENCE. Except as permitted under "Merger, Consolidation or Sale," the Operating Partnership is required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1006).



    MAINTENANCE OF PROPERTIES. The Operating Partnership is required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its Subsidiaries shall not be prevented from selling or otherwise disposing for value their respective properties (Section 1007).


    INSURANCE. The Operating Partnership is required to, and is required to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies (Section 1008).


    PAYMENT OF TAXES AND OTHER CLAIMS. The Operating Partnership is required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon its income, profits or property or that of any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section
1009).


    PROVISION OF FINANCIAL INFORMATION. The Holders of Debt Securities will be provided with copies of the annual reports and quarterly reports of the Operating Partnership. Whether or not the Operating Partnership is subject to
Section 13 or 15(d) of the Exchange Act and for so long as any Debt Securities are outstanding, the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Operating Partnership would have been required so to file such documents if the Operating Partnership were so subject. The Operating Partnership will also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the security register for the Debt Securities (the "Security Register"), without cost to such Holders, copies of the annual reports and quarterly reports which the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections and (b) if filing such documents by the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1010). Such written request may be directed to Evans Withycombe Residential, L.P., 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251, Attention: Secretary, facsimile (602) 423-8843.


    ADDITIONAL COVENANTS. Any additional or different covenants of the Operating Partnership with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER


    The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Operating Partnership contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), such default having continued for 60 days after written notice as provided in the Indenture; (e) default in the payment of an aggregate principal amount exceeding $5,000,000 of any recourse indebtedness of the Operating Partnership or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization of the Operating Partnership or a Significant Subsidiary, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any Significant Subsidiary or any of their respective property; and (g) any other Event of Default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Operating Partnership.



    If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Securities, the terms of which provide that the principal amount thereof payable at maturity may be more or less than the principal face amount thereof at original issuance ("Indexed Securities"), such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Operating Partnership shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the nonpayment of accelerated principal of (or specified portion thereof), or premium (if any) or interest on the Debt Securities of such series have been cured or waived as provided in the Indenture (Section 502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security or such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

    The Trustee will be required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture unless such default has been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

    The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof (Section 508).


    Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under the Indenture, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein (Section 512). Within 120 days after the close of each fiscal year, the Operating Partnership must deliver to the Trustee a certificate, signed by one of several specified officers of the Operating Partnership, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.


MODIFICATION OF THE INDENTURE


    Modifications and amendments of the Indenture will be permitted to be made by the Operating Partnership only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities or series of Outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holders of each such Debt Security affected thereby,
(a) change the Stated Maturity of the principal of, or premium (if any) or any installment of interest on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security;
(c) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of such Debt Security (Section 902). A Debt Security shall be deemed Outstanding ("Outstanding") if it has been authenticated and delivered under the Indenture unless, among other things, such Debt Security has been canceled or redeemed.

    The Indenture provides that the Holders of not less than a majority in principal amount of a series of Outstanding Debt Securities have the right to waive compliance by the Operating Partnership with certain covenants relating to such series of Debt Securities in the Indenture (Section 1014). Modifications and amendments of the Indenture will be permitted to be made by the Operating Partnership and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to the Operating Partnership as obligor under the Indenture; (ii) to add to the covenants of the Operating Partnership for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Operating Partnership in the Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided, that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities;
(vii) to establish the form or terms of Debt Securities of any series; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;
(ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

    The Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an Indexed Security that shall be deemed Outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to the Indenture; and (iv) Debt Securities owned by the Operating Partnership or any other obligor upon the Debt Securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded.

    The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

    Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and
(ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section
1504).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE


    The Operating Partnership may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401).



    The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series pursuant to Section 301 of the Indenture, the Operating Partnership may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under sections 1004 to 1011, inclusive, of the Indenture (including the restrictions described under "Certain Covenants") and its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Operating Partnership with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at the stated maturity date specified thereon ("Stated Maturity"), or Government

Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.


    A trust will only be permitted to be established in accordance with the preceding paragraph if, among other things, the Operating Partnership has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the Indenture (Section 1404). "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.



    Unless otherwise provided in the applicable Prospectus Supplement, if after the Operating Partnership has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series; (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the European Currency Unit, as defined and revised from time to time by the Council of the European Community ("ECU"), both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established.


    Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

    In the event the Operating Partnership effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Sections 1004 to 1011, inclusive, of the Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of Default. However, the Operating Partnership would remain liable to make payment of such amounts due at the time of acceleration.

    The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

NO CONVERSION RIGHTS

    The Debt Securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                        DESCRIPTION OF THE CAPITAL STOCK

GENERAL

    The Articles of Incorporation of the Company, as amended and supplemented from time to time (the "Charter"), provide that the Company may issue up to 110,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Shares"), and 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Shares"). Under Maryland law, shareholders generally are not liable for the corporation's debts or obligations.

    The following summary does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Maryland law and the Company's Charter.

COMMON SHARES

    Subject to the preferential rights of any class of Preferred Shares, and to the provision of the Company's Charter regarding the consequences of actually or constructively owning Common Shares in violation of the Ownership Limit Provision (as discussed below), holders of Common Shares are entitled to receive distributions on such Common Shares if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company intends to continue to make quarterly distributions to holders of Common Shares.

    Subject to the provisions of the Company's Charter regarding the consequences of actually or constructively owning Common Shares in violation of the Ownership Limit Provision and to the matters discussed under "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws--Control Share Acquisitions," each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding Common Shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

    Holders of Common Shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company. See "--Restrictions on Ownership."

    Subject to the provisions of the Company's Charter regarding the consequences of actually or constructively owning Common Shares in violation of the Ownership Limit Provision, all Common Shares will have equal dividend, distribution, liquidation and other rights and will have no preference, appraisal or exchange rights.


    Pursuant to the Maryland General Corporation Law (the "MGCL"), a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the corporation's charter. Under the MGCL, the terms "substantially all of the Company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. In light of the fact that such term is not defined, there may be uncertainty as to whether a given transaction relates to "substantially all of the assets of the Company." The Company's Charter provides that a majority of all of the votes to be cast is the required vote of shareholders in such situations, except that any proposal (i) to permit cumulative voting in the election of directors, (ii) to alter provisions of the Company's Charter with respect to the classified Board, removal of directors, amendment of the Company's Bylaws, as amended (the "Bylaws"), preemptive rights, indemnification of corporate agents and limitation of liability of officers and directors, or (iii) that would jeopardize the Company's status as a REIT for tax purposes, requires, in each case, the approval of two-thirds of the Common Shares entitled to vote. In addition, a number of other provisions of the MGCL could have a significant effect on the Common Shares and the rights and obligations of holders thereof. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."


PREFERRED SHARES

    Preferred Shares may be issued from time to time, in one or more classes, as authorized by the Board of Directors. Prior to issuance of shares of each class, the Board of Directors is required by the MGCL and the Company's Charter to fix for each such class, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The Board could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the Company's outstanding shares might believe to be in their best interests or in which holders of some, or a majority, of shares might receive a premium for their shares over the market price of such shares. As of the date hereof, no Preferred Shares are outstanding. If and when issued, the Preferred Shares will be subject to the restrictions on ownership set forth below.

    The applicable Prospectus Supplement will describe the following terms of any Preferred Shares in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Shares): (1) the specific designation, number of shares, seniority and purchase price; (2) any liquidation preference per share; (3) any date of maturity; (4) any redemption, repayment or sinking fund provisions; (5) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (6) any voting rights; (7) whether the Preferred Shares are convertible and, if so, the securities or rights into which such Preferred Shares are convertible (which may include other Preferred Shares) and the terms and conditions upon which such conversions will be effected including the initial conversion prices or rates, the conversion period and any other related provisions; (8) the place or places where dividends and other payments on the Preferred Shares will be payable; (9) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions, including restrictions directed at maintaining the Company's REIT status; and (10) all material federal income tax considerations applicable to such Preferred Shares. The Preferred Shares offered hereby will, when issued, be fully paid and nonassessable.

RESTRICTIONS ON OWNERSHIP

    For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding shares may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year and the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). In addition, certain income received by the Company from related parties will not be treated as "rents from real property" in determining whether the Company satisfies the REIT income tests. Because the Board of Directors believes it is essential for the Company to qualify as a REIT, the Board of Directors has adopted, and the shareholders have approved, a provision in the Charter restricting the acquisition of shares of the Company's capital stock (the "Ownership Limit Provision").

    The Ownership Limit Provision provides that, subject to certain exceptions, no shareholder may actually own, beneficially own (within the meaning of Section 13(d)(3) of the Exchange Act), or be deemed to own by virtue of the constructive ownership provisions of the Code, more than the Ownership Limit, which is equal to 9.8% of the lesser in value of the total number or value of the outstanding Common Shares or Preferred Shares (or such other number or value of Preferred Shares as the Board of Directors may determine in fixing the terms of the Preferred Shares). The constructive ownership rules of the Code are complex and may cause shares owned actually or constructively by two or more related individuals and/ or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding Common Shares or 9.8% (or such other number or value) of the Preferred Shares (or the acquisition of an interest in an entity which owns shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of the outstanding Common Shares or 9.8% (or such other number or value) of the outstanding Preferred Shares, and thus subject such shares to the Ownership Limit Provision. The Ownership Limit Provision also prohibits the acquisition or transfer of Common Shares and Preferred Shares if the acquisition or transfer would result in the outstanding shares of capital stock of the Company being owned by fewer than

100 persons, and prohibits actual or constructive ownership of capital stock if as a result of such ownership the Company would violate the "five or fewer" rule discussed above or would otherwise cause the Company to fail to qualify as a REIT.

    The Board of Directors may in its sole discretion waive the Ownership Limit with respect to a particular acquisition of actual or constructive ownership of the Company's shares, provided certain conditions are met. The Board of Directors is not required to consider a request for such waiver, and, as a condition for granting such a waiver, the Board of Directors may require opinions of counsel or rulings satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of the Company.


    Except as provided below, in the event of a transfer, acquisition or other ownership of the Company's capital stock (including any constructive acquisition or transfer or ownership) in violation of the Ownership Limit Provision, such transfer, acquisition or ownership shall be null and void from inception, as though it had not occurred, and the intended transferee or owner will acquire no rights to, or economic interest in, the shares.



    The Charter provides that, if the Board of Directors requests and receives a ruling from the IRS or an opinion of counsel satisfactory to the Board of Directors and is otherwise satisfied such actions can be taken without jeopardizing the Company's REIT status, shares of the Company's capital stock owned, actually or constructively, or transferred to or otherwise acquired, actually or constructively, by a person in violation of the Ownership Limit Provision ("Prohibited Shares") will become subject to a mechanism that, in effect, is designed to prohibit the person who purported to acquire those shares from voting, receiving dividends or other distributions, and participating in the appreciation in value of those shares. In general, pursuant to this mechanism, the Prohibited Shares would automatically be transferred to a trustee of a trust, the beneficiary of which would be one or more charitable organizations, at the close of business on the day preceding the violative transaction. The intended owner of the Prohibited Shares would have no right to vote or receive distributions on the Prohibited Shares, and generally would be entitled to receive only the net proceeds from a sale of the Prohibited Shares, or the purchase price paid by such person for the Prohibited Shares (or value as of the date of the acquisition, in the case of an acquisition other than a purchase), whichever is less. The Company will have a right to purchase the Prohibited Shares for fair market value during a specified period. Until the Board of Directors requests and receives a ruling from the IRS or an opinion of counsel and is otherwise satisfied that implementation of these provisions will not jeopardize the Company's REIT status, these provisions will not take effect and attempted transfers or ownership of shares in violation of the Ownership Limit Provision will be void from inception, as though they had not occurred.


    The Ownership Limitation Provision contains an exception for Common Shares acquired by affiliates of Aldrich, Eastman and Waltch, L.P. ("AEW") and funds managed by an affiliate of Copley Real Estate Advisors, Inc. ("Copley") in the transactions undertaken in connection with the formation of the Company (the "Formation Shares"), that are intended to prevent such entities from violating the Ownership Limitation Provision as a result of participating in such transactions. This exception continues to apply to Formation Shares in the hands of a direct and indirect transferee of these entities, provided the transferee is a qualified pension fund and other conditions are met.

    The Ownership Limit Provision will not be automatically removed even if the REIT provisions of the Code are changed so as to remove any ownership concentration limitation. Except as otherwise described above, any change of the Ownership Limit Provision would require an amendment to the Charter. Such amendment to the Charter requires the affirmative vote of holders owning a majority of the outstanding shares entitled to vote, unless such amendment would cause the Company to lose its status as a REIT for tax purposes, in which event the affirmative vote of holders of two-thirds of the outstanding shares entitled to vote would be required. In addition to preserving the Company's status as a REIT, the Ownership Limit

Provision may have the effect of precluding an acquisition of control of the Company without the approval of the Board of Directors.

    All certificates representing Common Shares bear a legend referring to the restrictions described above.

    All persons who own a specified percentage (or more) of the outstanding shares of the Company's capital stock must file a statement with the Company containing information regarding their ownership of Common Shares, as set forth in the income tax regulations promulgated under the Code (the "Treasury Regulations").

TRANSFER AGENT AND REGISTRAR

    The Company has appointed Norwest Bank, Minnesota, National Association as its transfer agent and registrar.

                       CERTAIN PROVISIONS OF MARYLAND LAW
                    AND OF THE COMPANY'S CHARTER AND BYLAWS

    The following paragraphs summarize certain provisions of Maryland law and the Company's Charter and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Charter and Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part, and to Maryland law.

CLASSIFICATION OF THE BOARD OF DIRECTORS

    The Company's Charter provides that the initial number of directors of the Company was three (3), which number may be increased or decreased pursuant to the Bylaws of the Company but in no event shall be less than the minimum number required by the MGCL, which in the case of the Company is three (3). The Company's Bylaws currently provide that the number of directors of the Company may be established by the Board of Directors but may not be fewer than the minimum number required by the MGCL nor more than fifteen (15). The Company has set the number of directors to seven (7). Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire board of directors. Pursuant to the terms of the Charter, the directors are divided into three classes. One class was re-elected to a term expiring in 1998, another class was re-elected to a term expiring in 1999 and the remaining class holds office initially for a term expiring at the annual meeting of shareholders to be held in 1997. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualify. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors.

    The classified director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Holders of voting shares will have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of shareholders, the holders of a majority of shares entitled to vote will be able to elect all of the successors of the class of directors whose term expires at that meeting.

REMOVAL OF DIRECTORS


    The Charter provides that a director may be removed with or without cause by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, and by the vote required to elect a director, the shareholders may fill a vacancy on the Board resulting from removal. Section 2-406B of the MGCL permits a director to be removed with cause, but neither the MGCL nor the Company's charter defines "cause" in connection therewith. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, could preclude shareholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.


LIMITATION OF LIABILITY AND INDEMNIFICATION

    The Company's Charter limits the liability of the Company's directors and officers to the Company and its shareholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, or (ii) to the extent that a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its shareholders to obtain other relief, such as an injunction or rescission.

    The Company's Charter and Bylaws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Charter also permits the Company to indemnify employees, agents and other persons acting on behalf of or at the request of the Company. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that: (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

BUSINESS COMBINATIONS

    Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who directly or indirectly beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Shareholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, any such business combination must be recommended by the Board of Directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Shareholder with whom the business combination is to be effected, unless, among other things, the corporation's shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the Board of Directors of the corporation prior to the time that the Interested Shareholder becomes an Interested Shareholder. The Board of Directors has exempted from these provisions of the MGCL any business combination with certain officers of the Company including Stephen O. Evans and F. Keith Withycombe, and Evans Withycombe, certain institutional investors that participated in the formation of the Company and all present or future affiliates or associates of, or any other person acting in concert or as a group with, any of the foregoing persons.

CONTROL SHARE ACQUISITIONS

    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by such person, or in respect of which such person is able to exercise or direct the exercise of voting power, would entitle the acquiror directly or indirectly to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and, as a result, the acquiror becomes entitled to vote a majority of the then outstanding shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

    The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

    The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions of Shares by any officer or director of the Company and by Stephen O. Evans, F. Keith Withycombe, Evans Withycombe, certain institutional investors and all present or future affiliates or associates of, or any other person acting in concert or as a group with, any of the foregoing persons. There can be no assurance that such provision will not be amended or eliminated at any point in the future.

AMENDMENTS TO THE CHARTER

    The Company's Charter may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter, except that any proposal (i) to permit cumulative voting in the election of directors; (ii) to alter provisions of the Company's Charter with respect to the classified Board, removal of directors, amendment of the Bylaws, preemptive rights, indemnification of corporate agents and limitation of liability of officers and directors; or (iii) that would jeopardize the Company's status as a REIT for tax purposes, requires, in each case, the approval of two-thirds of the shares entitled to vote. The Company's Bylaws may be amended by the affirmative vote of holders of not less than two-thirds of all of the votes entitled to be cast on the matter. Subject to the right of the shareholders to adopt, alter and repeal Bylaws, the Board of Directors is authorized to adopt, alter or repeal the Bylaws.

DISSOLUTION OF THE COMPANY

    The dissolution of the Company must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    The Bylaws of the Company provide that (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by shareholders may be made only
(i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (b) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders, and nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

    The provisions in the Charter on classification of the Board of Directors, the business combination provisions of the MGCL and, control share acquisition provisions of the MGCL, and the advance notice provisions of the Bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

                            DESCRIPTION OF WARRANTS

    The Company may issue warrants to purchase Preferred Stock (the "Preferred Stock Warrants") or Common Stock (the "Common Stock Warrants," together with the Preferred Stock Warrants, the "Warrants"). Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. The Warrants are to be issued under warrant agreements (each, a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the

"Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered pursuant thereto.

WARRANTS

    The applicable Prospectus Supplement will describe the following terms of Preferred Stock Warrants and Common Stock Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the Securities for which such Warrants are exercisable; (3) the price or prices at which such Warrants will be issued; (4) the number of such Warrants issued with each share of Preferred Stock or Common Stock: (5) any provisions for adjustment of the number or amount of shares of Preferred Stock or Common Stock receivable upon exercise of such Warrants or the exercise price of such Warrants; (6) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable; (7) if applicable, a discussion of material federal income tax considerations; (8) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants; (9) the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire; and (10) the maximum or minimum number of such Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

    Each Warrant will entitle the holder of Warrants to purchase for cash such shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

    Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the shares of Preferred Stock or Common Stock purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

                       FEDERAL INCOME TAX CONSIDERATIONS


    The following is a brief and general summary of material provisions that currently govern the federal income tax treatment of the Company and its stockholders. Investors are urged to consult their own tax advisors with respect to the appropriateness of an investment in the Securities and with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such investor's own tax characteristics. In particular, foreign investors should consult their own tax advisors concerning (i) income taxes on effectively connected income, (ii) withholding taxes on dividends or interest, (iii) branch profits taxes, (iv) taxes imposed under the Foreign Investment in Real Property Tax Act and (v) other tax consequences that may arise under federal, state or local law.


TAXATION OF THE COMPANY

    The Company believes it has operated, and the Company intends to continue to operate, in such a manner as to qualify as a REIT under the Code, but no assurance can be given that it will at all times so qualify. The provisions of the Code pertaining to REITs are highly technical and complex. For the particular provisions that govern the federal income tax treatment of the Company and its stockholders, reference is made to Section 856 through 860 of the Code and the regulations thereunder. The following summary is qualified in its entirety by such reference.

    Under the Code, if certain requirements are met in a taxable year, a REIT generally will not be subject to federal income tax with respect to income that it distributes to its stockholders. If the Company fails to qualify during any taxable year as a REIT, unless certain relief provisions are available, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which could have a material adverse effect upon its stockholders.

    In any year in which the Company qualifies to be taxed as a REIT, distributions made to its stockholders out of current or accumulated earnings and profits will be taxed to stockholders as ordinary income except that distributions of net capital gains designated by the Company as capital gain dividends will be taxed as long-term capital gain income to the stockholders. To the extent that distributions exceed current or accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the basis for the stockholders' capital stock with respect to which the distribution is paid and, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of those shares of capital stock.

TAX ASPECTS OF THE COMPANY'S INVESTMENT IN THE OPERATING PARTNERSHIP


    The following discussion summarizes material federal income tax considerations applicable solely to the Company's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.


    The Company holds a direct ownership interest in the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company includes its proportionate share of the foregoing Operating Partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Any resultant increase in the Company's REIT taxable income increases its distribution requirements, but is not subject to federal income tax in the hands of the Company provided that such income is distributed by the Company to its stockholders. Moreover, for purposes of the REIT asset tests, the Company includes its proportionate share of assets held by the Operating Partnership.

    The Company's interest in the Operating Partnership involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service (the "Service") of the status of the Operating Partnership as a partnership (as opposed to an association taxable as a corporation) for Federal income tax purposes. If the Operating Partnership were to be treated as an association, it would be taxable as a corporation. In such a situation, the Operating Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing net income. In addition, the character of the Company's assets and items of gross income would change, which would preclude the Company from satisfying the asset test and possibly the income tests, and in turn would prevent the Company from qualifying as a REIT. See "Taxation of the Company" above for a discussion of the effect of the Company's failure to meet such tests for a taxable year.

                              PLAN OF DISTRIBUTION

    The Securities may be sold (i) through agents, (ii) through underwriters,
(iii) through dealers or (iv) directly to purchasers. The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

    Offers to purchase the Securities may be solicited by agents designated by the Company or the Operating Partnership, from time to time. Any such agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company or the Operating Partnership to such agent will be set forth in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.


    If an underwriter or underwriters are utilized in the sale of Securities, the Company or the Operating Partnership, as the case may be, will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities.


    If a dealer is utilized in the sale of the Securities, the Company or the Operating Partnership, as the case may be, will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

    Offers to purchase the securities may be solicited directly by the Company or the Operating Partnership and sales thereof may be made by the Company or the Operating Partnership directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company or the Operating Partnership to indemnification by the Company or the Operating Partnership, as the case may be, against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for the Company or the Operating Partnership in the ordinary course of business.


    If so indicated in the applicable Prospectus Supplement, the Company or the Operating Partnership will authorize dealers acting as the Company's agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company or the Operating Partnership at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company or the Operating Partnership, as the case may be. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the Securities are being sold to underwriters, the Company or the Operating Partnership, as the case may be, shall have sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by Contracts.


                                    EXPERTS


    The financial statements of Evans Withycombe Residential, Inc. (the Company) and Evans Withycombe Residential Group (the Predecessor) appearing in the Company's Annual Report (Form 10-K/A) for the year ended December 31, 1996 and the financial statements of Evans Withycombe Residential, L.P. (the Operating Partnership) appearing in the Operating Partnership's Registration

Statement on Form 10/A, incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

    The validity of the Debt Securities offered hereby will be passed upon for the Operating Partnership by Gibson, Dunn & Crutcher LLP, Los Angeles, California and the validity of the Common Stock, Preferred Stock and Warrants offered hereby will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Gibson, Dunn & Crutcher LLP will rely as to all matters of Maryland law, including the legality of the Common Stock, on the opinion of Ballard Spahr Andrews & Ingersoll.

------------------------------------------------
                                ------------------------------------------------
------------------------------------------------
                                ------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE OPERATING PARTNERSHIP OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE OPERATING PARTNERSHIP OR THE COMPANY SINCE THE DATEAS OF WHICH INFORMATION IS FURNISHED.

                           --------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
                  PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary..................        S-3
Business and Properties........................        S-7
Recent Developments............................       S-14
Use of Proceeds................................       S-15
Capitalization.................................       S-16
Selected Financial Information.................       S-18
Description of the Notes.......................       S-21
Underwriting...................................       S-28
Legal Matters..................................       S-29

                        PROSPECTUS

Available Information..........................          2
Incorporation of Certain Documents by
 Reference.....................................          3
Risk Factors...................................          3
The Company and the Operating Partnership......          6
Use of Proceeds................................          6
Consolidated Ratios of Earnings to Fixed
 Charges.......................................          7
Description of Debt Securities.................          7
Description of the Capital Stock...............         19
Certain Provisions of Maryland Law and of the
 Company's Charter and Bylaws..................         23
Description of Warrants........................         26
Federal Income Tax Considerations..............         27
Plan of Distribution...........................         28
Experts........................................         29
Legal Matters..................................         30

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.

                                  $75,000,000
                            % NOTES DUE        , 2004
                                  $50,000,000
                            % NOTES DUE        , 2007

                          ----------------------------

                             PROSPECTUS SUPPLEMENT
                          ----------------------------

                              MERRILL LYNCH & CO.
                              GOLDMAN, SACHS & CO.
                               J.P. MORGAN & CO.

                                           , 1997

------------------------------------------------
                                ------------------------------------------------
------------------------------------------------
                                ------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the Securities registered hereby (all amounts except the registration fee are estimated).


Registration fee............................................  $  98,485
NYSE listing fee............................................     40,000
Trustee's fees..............................................      6,500
Printing, duplicating and engraving expenses................    100,000
Legal fees and expenses (other than Blue Sky)...............    150,000
Accounting fees and expenses................................     60,000
Blue sky fees and expenses..................................      5,000
Miscellaneous...............................................     40,115
                                                              ---------
    Total...................................................  $ 500,000
                                                              ---------
                                                              ---------


------------------------

*To be completed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Charter limits the liability of the Company's directors and officers the Company and its shareholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its shareholders to obtain other relief, such as an injunction or rescission.

    The Company's Charter and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by Maryland law. The Charter also permits the Company to indemnify employees, agents and other persons acting on behalf of or at the request of the Company. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and
(i) was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

    The Agreement of Limited Partnership of the Operating Partnership also provides for indemnification of the Company, or any director or officer of the Company, in its capacity as general partner of the Partnership, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the Operating Partnership as set forth in the Operating Partnership Agreement.

    The Company entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by the MGCL, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and cover officers and directors under the Company's directors and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Charter and the Bylaws, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights it provides.

ITEM 16. EXHIBITS.



 EXHIBIT
 NUMBER                                                   DESCRIPTION
---------     ----------------------------------------------------------------------------------------------------
 *1.1         Form of Underwriting Agreement relating to the Debt Securities

 *1.2         Form of Underwriting Agreement relating to the capital stock

  4.1+        Articles of Amendment and Restatement of the Company (previously filed as Exhibit No. 3.1 to the
              Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

  4.2+        Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.2 to the Company's Annual
              Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

  4.3         Form of Indenture

  4.4         Amended and Restated Agreement of Limited Partnership of Evans Withycombe Residential, L.P.
              (previously filed as an exhibit to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995 and 1994 and incorporated herein by reference).

 *5.1         Opinion of Gibson, Dunn & Crutcher LLP as to the legality of Securities to be issued

 *5.2         Opinion of Ballard Spahr Andrews & Ingersoll LLP

 12.          Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges

 23.1         Consent of Ernst & Young LLP

*23.2         Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

*23.3         Consent of Ballard Spahr Andrews & Ingersoll LLP (included in Exhibit 5.2)

 24+          Powers of Attorney

*25.1         Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act (to be filed in accordance with Rule 305(b)(2) of the Trust Indenture Act of 1939)


------------------------


*To be filed by amendment when necessary or incorporated by reference as may be required with the offering of Securities.



+Previously filed.


ITEM 17. UNDERTAKINGS.

    Each of the undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change in such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' respective annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities registered hereby, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

    With respect to offerings of Warrants or rights, the undersigned Registrants hereby undertake to supplement the Prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 10th day of March, 1997.



                                EVANS WITHYCOMBE RESIDENTIAL, INC.

                                By:             /s/ STEPHEN O. EVANS
                                     -------------------------------------------
                                                  Stephen O. Evans,
                                              CHAIRMAN OF THE BOARD AND
                                               CHIEF EXECUTIVE OFFICER

                                EVANS WITHYCOMBE RESIDENTIAL, L.P.

                                By:  EVANS WITHYCOMBE RESIDENTIAL, INC.,
                                     as General Partner

                                By:             /s/ STEPHEN O. EVANS
                                     -------------------------------------------
                                                  Stephen O. Evans,
                                              CHAIRMAN OF THE BOARD AND
                                               CHIEF EXECUTIVE OFFICER




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               SIGNATURE                              TITLE                       DATE
----------------------------------------  ------------------------------  --------------------

                                          Chairman of the Board of
                                            Directors and Chief
          /s/ STEPHEN O. EVANS              Executive Officer of the
  ------------------------------------      Company (Principal Executive        March 10, 1997
            Stephen O. Evans                Officer); Director of the
                                            general partner of the
                                            Operating Partnership

                                          President, Chief Operating
                            *               Officer and Director of the
  ------------------------------------      Company; Director of the            March 10, 1997
            Richard G. Berry                general partner of the
                                            Operating Partnership

                                          Director of the Company;
                   *                        Director of the general
  ------------------------------------      partner of the Operating            March 10, 1997
          F. Keith Withycombe               Partnership

               SIGNATURE                              TITLE                       DATE
----------------------------------------  ------------------------------  --------------------

                                          Senior Vice President and
                                            Chief Financial Officer,
           /s/ PAUL R. FANNIN               Secretary and Treasurer of
  ------------------------------------      the Company (Principal              March 10, 1997
             Paul R. Fannin                 Financial and Accounting
                                            Officer)

                                          Director of the Company;
                                            Director of the general
  ------------------------------------      partner of the Operating            March   , 1997
            Joseph F. Azrack                Partnership

                                          Director of the Company;
                   *                        Director of the general
  ------------------------------------      partner of the Operating            March 10, 1997
           G. Peter Bidstrup                Partnership

                                          Director of the Company;
                                            Director of the general
  ------------------------------------      partner of the Operating            March   , 1997
           Joseph W. O'Connor               Partnership

                                          Director of the Company;
                   *                        Director of the general
  ------------------------------------      partner of the Operating            March 10, 1997
          John O. Theobald II               Partnership

     *By:       /s/ PAUL R. FANNIN
  ------------------------------------
             Paul R. Fannin
            Attorney-in-fact

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                                                   DESCRIPTION
---------     ----------------------------------------------------------------------------------------------------
 *1.1         Form of Underwriting Agreement relating to the Debt Securities

 *1.2         Form of Underwriting Agreement relating to the capital stock

  4.1+        Articles of Amendment and Restatement of the Company (previously filed as Exhibit No. 3.1 to the
              Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

  4.2+        Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.2 to the Company's Annual
              Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

  4.3         Form of Indenture

  4.4         Amended and Restated Agreement of Limited Partnership of Evans Withycombe Residential, L.P.
              (previously filed as an exhibit to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995 and 1994 and incorporated herein by reference).

 *5.1         Opinion of Gibson, Dunn & Crutcher LLP as to the legality of Securities to be issued

 *5.2         Opinion of Ballard Spahr Andrews & Ingersoll LLP

 12.          Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges

 23.1         Consent of Ernst & Young LLP

*23.2         Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

*23.3         Consent of Ballard Spahr Andrews & Ingersoll LLP (included in Exhibit 5.2)

 24.+         Powers of Attorney

*25.1         Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act (to be filed in accordance with Rule 305(b)(2) of the Trust Indenture Act of 1939)


------------------------

*To be filed by amendment when necessary or incorporated by reference as may be required with the offering of Securities.


+Previously filed